UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Oneida Financial Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 25, 2014

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Oneida Financial Corp. The Annual Meeting will be held at the Greater Oneida Civic Center, 159 Main Street, Oneida, New York, at 4:00 p.m., Eastern Time, on May 6, 2014.

The Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the Annual Meeting we will also report on the operations of Oneida Financial Corp. Directors and Officers of Oneida Financial Corp., as well as a representative of our independent registered public accounting firm, will be present to respond to any questions that stockholders may have.

We are furnishing proxy materials to our stockholders over the Internet. You may read, print and download our 2013 Annual Report to Stockholders and our Proxy Statement at http://www.cfpproxy.com/6857. On March 25, 2014, we mailed our stockholders a notice containing instructions on how to access these materials and how to vote their shares online. The notice provides instructions on how you can request a paper copy of these materials by mail, by telephone or by email. If you requested your materials via email, the email contains voting instructions and links to the materials on the Internet.

You may vote your shares by Internet, by telephone, by regular mail or in person at the Annual Meeting. Instructions regarding the various methods of voting are contained on the notice card.

The Annual Meeting is being held so that stockholders may consider the election of directors, the ratification of the appointment of Crowe Horwath LLP as Oneida Financial Corp.’s independent registered public accounting firm for the year ending December 31, 2014, and the consideration of an advisory, non-binding resolution with respect to the executive compensation described in this Proxy Statement.

The Board of Directors of Oneida Financial Corp. has determined that the matters to be considered at the Annual Meeting are in the best interests of Oneida Financial Corp. and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

On behalf of the Board of Directors, we urge you to vote your shares as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,

/s/ Michael R. Kallet

Michael R. Kallet

President and Chief Executive Officer

Oneida Financial Corp.

182 Main Street

Oneida, New York 13421

(315) 363-2000

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 6, 2014

Notice is hereby given that the Annual Meeting of Stockholders of Oneida Financial Corp. will be held at the Greater Oneida Civic Center, 159 Main Street, Oneida, New York, on May 6, 2014 at 4:00 p.m., Eastern Time.

The Annual Meeting is being held for the purpose of considering and acting upon:

1.	The election of five (5) directors to the Board of Directors;
2.	The ratification of the appointment of Crowe Horwath LLP as independent registered public accounting firm for Oneida Financial Corp. for the year ending December 31, 2014;
3.	An advisory, non-binding resolution to approve our executive compensation as described in this Proxy Statement; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 17, 2014, are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. STOCKHOLDERS HAVE A CHOICE OF VOTING BY PROXY CARD, TELEPHONE OR THE INTERNET, AS DESCRIBED ON YOUR NOTICE CARD. CHECK YOUR NOTICE CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD TO SEE WHICH OPTIONS ARE AVAILABLE TO YOU. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY WITHDRAW HIS OR HER PROXY AND VOTE PERSONALLY ON ANY MATTER PROPERLY BROUGHT BEFORE THIS ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING.

By Order of the Board of Directors

/s/ Eric E. Stickels
Eric E. Stickels
Secretary

Oneida, New York

March 25, 2014

PROXY STATEMENT

Oneida Financial Corp.

182 Main Street

Oneida, New York 13421

(315) 363-2000

ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Oneida Financial Corp., a Maryland corporation, to be used at the Annual Meeting of Stockholders of Oneida Financial Corp., which will be held at the Greater Oneida Civic Center, 159 Main Street, Oneida, New York, on May 6, 2014, at 4:00 p.m., Eastern Time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being made available to stockholders on or about March 25, 2014.

REVOCATION OF PROXIES

Stockholders who sign and return proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of Oneida Financial Corp. will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly signed proxies will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

Proxies may be revoked by sending written notice of revocation to the Secretary of Oneida Financial Corp., at the address shown above, by delivering to Oneida Financial Corp. a duly executed proxy bearing a later date, by using the Internet or voting options explained in the Notice or by attending and voting in person at the Annual Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote in person at the Annual Meeting. The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of Oneida Financial Corp. prior to the voting of such proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of Oneida Financial Corp.’s common stock, par value $0.01 per share as of the close of business on March 17, 2014 (the “Record Date”) are entitled to one vote for each share then held. As of the Record Date, Oneida Financial Corp. had 7,009,230 shares of Common Stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.

As provided in Section D of Article 5 of our Articles of Incorporation, record holders who beneficially own in excess of 10% of the outstanding shares of our common stock are not entitled to vote any shares held in excess of this 10% limit. Subject to certain exceptions, a person is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person. The Board of Directors of Oneida Financial Corp. is authorized to construe and apply the provisions of Section D of Article 5 of the Articles of Incorporation, and to make all determinations it deems necessary or desirable to implement them, including determining the number of shares beneficially owned by any person and whether a person is an affiliate of or has an arrangement or agreement with another person, and to demand certain information from any person who is reasonably believed to beneficially own stock in excess of the 10% limit and reimbursement for all expenses incurred by Oneida Financial Corp. in connection with an investigation conducted by the Board of Directors pursuant to the provisions of Article 5, Section D of the Articles of Incorporation.

Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership. The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by our directors and executive officers individually, by directors and executive officers as a group and by each person who was the beneficial owner of more than five percent of Oneida Financial Corp.’s outstanding shares of Common Stock. None of the shares beneficially owned by directors, executive officers or nominees to the Board of Directors have been pledged as security or collateral for any loans.

Name of Beneficial Owner	Total Shares Beneficially Owned (1)		Percent of All Common Stock Outstanding

Directors: (2)
Michael R. Kallet	302,388	(3)	4.31%
Patricia D. Caprio	38,041	(4)	*
John E. Haskell	130,874	(5)	1.87%
Rodney D. Kent	189,279	(6)	2.70%
Daniel L. Maneen	3,548	(7)	*
Richard B. Myers	63,331	(8)	*
Nancy E. Ryan	23,866	(9)	*
Ralph L. Stevens M.D.	59,309	(10)	*
Eric E. Stickels	127,083	(11)	1.81%
Gerald N. Volk	84,775	(12)	1.21%
Frank O. White, Jr.	37,991	(13)	*
John A. Wight M.D.	35,853	(14)	*

Executive Officers Who Are Not Also Directors: (2)
Thomas H. Dixon	65,771	(15)	*

All Directors and Executive Officers as a Group (13 persons)	1,162,109		16.58%

Principal Stockholders:

The Oneida Savings Bank Employee Stock Ownership Plan Trust(2)	462,812	(16)	6.60%

_____________________________

* Less than 1%

(1)	A person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he or she has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the record date. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power. Unless otherwise indicated, the named individual has sole voting and investment power.
(2)	The mailing address for each person is listed as 182 Main Street, Oneida, New York 13421.
(3)	Includes shared voting and investment power over 102,758 shares and sole voting and investment power over 174,630 shares. Includes 20,000 unvested shares of restricted stock as to which he has sole voting power. Includes options to purchase 5,000 shares of common stock.
(4)	Includes sole voting and investment power over 33,041 shares. Includes 4,000 unvested shares of restricted stock as to which she has sole voting power. Includes options to purchase 1,000 shares of common stock.
(5)	Includes shared voting and investment power over 9,280 shares and sole voting and investment power over 116,594 shares. Includes 4,000 unvested shares of restricted stock as to which he has sole voting power. Includes options to purchase 1,000 shares of common stock.
(6)	Includes shared voting and investment power over 56,516 shares and sole voting and investment power over 127,763 shares. Includes 4,000 unvested shares of restricted stock as to which he has sole voting power. Includes options to purchase 1,000 shares of common stock.
(7)	Includes sole voting and investment power over 3,548 shares.
(8)	Includes shared voting and investment power over 5,055 shares and sole voting and investment power over 54,276 shares. Includes 4,000 unvested shares of restricted stock as to which he has sole voting power. (footnotes continued on next page)

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(footnotes continued from previous page)

(9)	Includes sole voting and investment power over 18,866 shares. Includes 4,000 unvested shares of restricted stock as to which she has sole voting power. Includes options to purchase 1,000 shares of common stock.
(10)	Includes sole voting and investment power over 55,309 shares. Includes 4,000 unvested shares of restricted stock as to which he has sole voting power.
(11)	Includes shared voting and investment power over 36,612 shares and sole voting and investment power over 64,971 shares. Includes 20,000 unvested shares of restricted stock as to which he has sole voting power. Includes options to purchase 5,500 shares of common stock.
(12)	Includes sole voting and investment power over 80,775 shares. Includes 4,000 unvested shares of restricted stock as to which he has sole voting power.
(13)	Includes sole voting and investment power over 32,991 shares. Includes 4,000 unvested shares of restricted stock as to which he has sole voting power. Includes options to purchase 1,000 shares of common stock.
(14)	Includes shared voting and investment power over 1,140 shares and sole voting and investment power over 29,713 shares. Includes 4,000 unvested shares of restricted stock as to which he has sole voting power. Includes options to purchase 1,000 shares of common stock.
(15)	Includes shared voting and investment power over 18,513 shares and sole voting and investment power over 47,258 shares.
(16)	Under the terms of The Oneida Savings Bank Employee Stock Ownership Plan (“ESOP”), the ESOP trustee will vote all shares held by the ESOP, but each participant in the ESOP may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote unallocated shares of common stock and allocated shares for which no voting instructions are received in the same proportion as the shares for which it has received timely voting instructions. The ESOP shares allocated to the accounts of the officers listed above are reflected in the ownership totals for such officers.

VOTING PROCEDURES AND METHOD OF COUNTING VOTES

As to the election of directors, the proxy being solicited enables a stockholder to vote “FOR” the election of the five (5) nominees proposed by the Board of Directors, to “WITHHOLD AUTHORITY” to vote for the nominees or to vote “FOR ALL EXCEPT” one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for the nominees being proposed is withheld.

As to the ratification of Crowe Horwath LLP as our independent registered public accounting firm, by checking the appropriate box, a stockholder may: (i) vote “FOR” the ratification; (ii) vote “AGAINST” the ratification; or (iii) “ABSTAIN” from voting on such ratification. The affirmative vote of a majority of the shares cast at the Annual Meeting without regard to either broker non-votes, or shares as to which the “ABSTAIN” box has been selected, is required for the ratification of Crowe Horwath LLP as the independent registered public accounting firm for the year ending December 31, 2014.

As to the advisory, non-binding resolution with respect to our executive compensation as described in this Proxy Statement, a stockholder may: (i) vote “FOR” the resolution; (ii) vote “AGAINST” the resolution; or (iii) “ABSTAIN” from voting on the resolution. The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes, or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the approval of this non-binding resolution. While this vote is required by law, it will neither be binding on Oneida Financial Corp. or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, Oneida Financial Corp. or the Board of Directors.

The Board of Directors will designate an inspector of elections.

Regardless of the number of shares of common stock owned, it is important that record holders of a majority of the shares of Oneida Financial Corp.’s common stock be represented by proxy or present in person at the Annual Meeting. Stockholders are requested to vote by Internet, by telephone or by mail. Stockholders are urged to indicate their vote in the spaces provided on the proxy card.

PROPOSAL I—ELECTION OF DIRECTORS

Oneida Financial Corp.’s Board of Directors is currently composed of twelve (12) members. In December, 2013, the Board was enlarged from ten (10) members to twelve (12) members, and Daniel L. Maneen and Eric E. Stickels were appointed as directors. Oneida Financial Corp.’s Bylaws provide that approximately one-third of the directors are to be elected annually. Directors of Oneida Financial Corp. are generally elected to serve for a three-year period or until their respective successors shall have been elected and shall qualify. Five directors will be elected at the Annual Meeting, each to serve for a three year term, or until their respective successors shall have been elected and shall qualify. The nominating committee of the Board of Directors has nominated Rodney D. Kent, Daniel L. Maneen, Richard B. Myers, Eric E. Stickels and Gerald N. Volk. Each of the nominees is currently a member of the Board of Directors.

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The table below sets forth certain information regarding the composition of Oneida Financial Corp.’s Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below. If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

Name (1)	Age*	Position Held	Director Since (2)	Term to Expire

	NOMINEES

Rodney D. Kent	66	Director	1990	2014
Daniel L. Maneen	56	Director	2013	2014
Richard B. Myers	78	Director	1981	2014
Eric E. Stickels	52	EVP and Chief Financial Officer, Director	2013	2014
Gerald N. Volk	72	Director	2002	2014

	DIRECTORS CONTINUING IN OFFICE

Patricia D. Caprio	65	Director	1985	2015
Ralph L. Stevens, M.D.	59	Director	2008	2015
Frank O. White, Jr.	59	Director	1994	2015
John E. Haskell	71	Director	1992	2016
Michael R. Kallet	63	President and Chief Executive Officer, Director	1997	2016
Nancy E. Ryan	63	Director	2009	2016
John A. Wight, M.D.	58	Director	2008	2016

_______________________________

(1)	The mailing address for each person listed is 182 Main Street, Oneida, New York 13421.
(2)	Reflects initial appointment to the Board of Directors of our predecessor, Oneida Financial Corp., a Federal corporation, and to the Board of Trustees of the mutual predecessor to The Oneida Savings Bank if prior to 1998.
*	At December 31, 2013.

The business experience for the past five years of each of our directors and executive officers is set forth below. Unless otherwise indicated, directors and executive officers have held their positions for the past five years. References to Oneida Financial Corp. prior to July 2010 refer to our predecessor, Oneida Financial Corp., a Federal corporation.

Directors

Michael R. Kallet is President and Chief Executive Officer of Oneida Financial Corp. and Chief Executive Officer of Oneida Savings Bank. He also served as President of Oneida Savings Bank until December 1, 2011. Mr. Kallet has over 31 years experience in the banking industry and has been President and Chief Executive Officer since March 1990. Mr. Kallet joined Oneida Savings Bank in 1983 as an executive officer. During his tenure at Oneida Savings Bank, Mr. Kallet has served as an active member of the Asset/Liability, Officer Loan, Trust Investment and Marketing Committees. Mr. Kallet was appointed to the Board of Directors in 1997 and was elected Chairperson of the Board of Oneida Savings Bank in 2008. Mr. Kallet is the chairperson of all subsidiary corporation boards and also serves as President of the State Bank of Chittenango and Oneida Preferred Funding Corp. Mr. Kallet is also President and a board member of Oneida Savings Bank Charitable Foundation. Mr. Kallet is actively involved in the community and serves as Vice Chairperson of the Oneida Healthcare Center, a regional hospital headquartered in Oneida, New York. Mr. Kallet’s extensive banking experience and knowledge of local markets enhances the breadth of experience of the Board of Directors.

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Patricia D. Caprio is the Senior Advancement Executive for Strategic Initiatives at Colgate University and began her professional career at Colgate in 1972. Mrs. Caprio has been a director of Oneida Savings Bank since 1985 and a Director of Oneida Financial Corp. since its inception in 1998. Mrs. Caprio serves as the Chairperson of the Compensation and Human Resource Development Committees of Oneida Financial Corp. Mrs. Caprio also serves on the Executive, Trust, Investment and Nominating Committees. Mrs. Caprio has been an active member of the community for many years including serving as a board member of the Community Memorial Hospital in Hamilton, New York. Mrs. Caprio provides our Board with knowledge and understanding of our Southern Madison County market area, as well as experience in the college/university and non-profit business sectors.

John E. Haskell is the Vice Chairman of Bailey & Haskell Associates, Inc., the insurance subsidiary of Oneida Savings Bank located in Oneida, New York. He previously served as Chief Executive Officer of Bailey & Haskell Associates, Inc. for many years until 2013. Mr. Haskell has been a Director of Oneida Saving Bank since 1992 and a Director of Oneida Financial Corp. since its inception in 1998. Mr. Haskell serves on the Executive and Investment Committees. In addition, Mr. Haskell is a member of the subsidiary board providing policy oversight, strategic advice and governance for Bailey & Haskell Associates, Inc. Mr. Haskell is well known throughout our market area and provides the Board with significant experience in financial services, insurance and business continuity planning and succession planning.

Rodney D. Kent is the President and Chief Executive Officer of International Wire Group, an international manufacturer of wire products located in Camden, New York with operations in the United States, Mexico, France and Italy. Mr. Kent has been a Director of Oneida Savings Bank since 1990 and a Director of Oneida Financial Corp. since its inception in 1998. Mr. Kent serves as the Chairperson of the Audit Committee and the Chairperson of the Executive Committee. Mr. Kent provides knowledge and expertise to the Board in the areas of financial statement preparation and reporting, and serves as Oneida Financial Corp.’s Audit Committee Financial Expert. In addition, Mr. Kent is a member of the Compensation, Human Resource Development and Nominating Committees. Mr. Kent provides the Board with extensive experience in the manufacturing business sector, as well as financial management, acquisitions and corporate governance.

Daniel L. Maneen is the President and Chief Executive Officer of Griffiss Utility Services Corporation, a not for profit, New York State regulated utility that provides energy in the form of steam and electricity to approximately 70 businesses employing over 6,200 people located at the Griffiss Business and Technology Park in Rome, New York. Mr. Maneen holds a Bachelor’s Degree in Mechanical Engineering and a Master’s Degree in Business and Policy Studies. In addition to belonging to a number of professional, technical and engineering societies, Mr. Maneen has been on the Board of Directors for Multiple Intervenors for several years, serving as Board Chair and on the Finance Committee for the last three years. Mr. Maneen is presently an active member of the New York State Business Council’s Large Energy Consumers Working Group. Mr. Maneen was appointed to the Board of Directors in December 2013 and appointed to the Audit Committee in March 2014 and serves as Oneida Financial Corp.’s Audit Committee Financial Expert.

Richard B. Myers, D.D.S. is the Retired President of Orthodontic Associates of C.N.Y., P.C. a clinical orthodontic practice located in Oneida, New York and Norwich, New York. Dr. Myers is a graduate of Colgate University in Hamilton, New York and SUNY Buffalo in Buffalo, New York where he obtained his degree in dentistry and orthodontics. Dr. Myers serves as Chairperson of the Board of Oneida Financial Corp. and has served on the Board since its inception in 1998. Dr. Myers joined the Board of Oneida Savings Bank in 1981 and concurrently serves as a Director-Emeritus of Oneida Savings Bank. Dr. Myers serves as the Chairperson of the Nominating Committee. Dr. Myers is a member of the Executive, Compensation, Trust and Human Resource Development Committees. In addition, Dr. Myers serves as a director of all company subsidiary boards. Dr. Myers provides the Board with business experience of running a medical practice and the insight and understanding of the banking industry developed over his 28 years of involvement with our Company.

Nancy E. Ryan is retired as a former co-owner of Nunn’s Hospital Supplies, Inc. located in Rome, New York. Mrs. Ryan was appointed to the Board of Directors in November 2009. Mrs. Ryan has been involved in the medical equipment industry for over 31 years and is an active member of the New York State Medical Equipment Providers Association. Mrs. Ryan’s community volunteer activities include: Rome Memorial Hospital Foundation, Rome Community Foundation, Rome Chamber of Commerce and Rome Rescue Mission. In addition, Mrs. Ryan is active in programs and organizations supporting parochial education in the City of Rome and other civic and philanthropic organizations serving Central New York. In addition, Mrs. Ryan is a member of the Trust and Human Resource Development Committees. Mrs. Ryan was a successful business owner and is well known throughout our Oneida County market area.

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Ralph L. Stevens, M.D. is the founder and medical director of Oneida Medical Imaging Center, established in 1997 and located in Oneida, New York. Dr. Stevens has been a Director of Oneida Financial Corp. and Oneida Savings Bank since December 2008. Dr. Stevens serves as the Chairperson of the Trust Committee and also serves on the Investment Committee. Dr. Stevens is a graduate of Yale College in New Haven, Connecticut and SUNY Upstate College of Medicine in Syracuse, New York. Prior to developing an advanced multi-modality medical imaging center, Dr. Stevens was the lead radiologist at Oneida Healthcare Center for nearly ten years and is a former Chief of Medical Staff. He is the president of the Madison County Medical Society and a member of the Board of Directors of the Community Action Program. He is also a member of the Oneida Rotary Club, the Oneidas Club, and other civic and philanthropic organizations, and is the founder of the Madison-Oneida County Scholarship Fund for the Upstate Medical Center. In addition to his private medical practice, Dr. Stevens is a Clinical Professor of Radiology at the SUNY Upstate Medical University. Dr. Stevens provides the Board with knowledge of the medical community throughout Central New York. In addition, Dr. Stevens adds value in the oversight of our trust administration and wealth management business.

Eric E. Stickels has been Executive Vice President, Secretary and Chief Financial Officer of Oneida Financial Corp. since April 2003. Effective December 1, 2011, Mr. Stickels was appointed President and Chief Operating Officer of Oneida Savings Bank. Prior to that date, Mr. Stickels served as Executive Vice President and Chief Financial Officer of Oneida Savings Bank since January 2003. Prior to that time, Mr. Stickels held a variety of positions at Oneida Savings Bank including Senior Vice President and Chief Financial Officer. Mr. Stickels has been associated with Oneida Savings Bank since 1982 and a member of the senior management group since 1986. Mr. Stickels was appointed to the Board of Directors of Oneida Financial Corp. and Oneida Savings Bank in December 2013. Mr. Stickels currently serves as an active member of the Asset/Liability, Trust Investment, Compliance, Information Technology, Officer Loan and Marketing Committees. Mr. Stickels is the secretary of all Oneida Savings Bank subsidiaries and serves as a Vice Chairman and director of all Oneida Savings Bank subsidiary corporation boards. Mr. Stickels is also Treasurer and a board member of Oneida Savings Bank Charitable Foundation. Mr. Stickels is actively involved in the community and has served as a member of the executive committee of NYSARC, Inc. since 2002, a statewide non-profit provider of services for individuals with intellectual and other developmental disabilities.

Gerald N. Volk is the President of Prima International Trading, a mining and construction equipment trading company located in Syracuse, New York. Mr. Volk was a director of SBC Financial Corporation and State Bank of Chittenango immediately preceding the acquisition of the bank by Oneida Savings Bank in May 2002, at which time he joined the boards of Oneida Financial Corp. and Oneida Savings Bank. Mr. Volk also serves as the Chairperson of the Investment Committee and also serves on the Audit Committee. Mr. Volk provides the Board with an extensive business background and experience in board oversight of two financial institutions.

Frank O. White, Jr. is the former Assistant Director of Athletics at Colgate University. Until January 1998, Mr. White was the President and Chief Executive Officer of Mid-State Raceway, Inc. located in Vernon, New York. Mr. White has been a director of Oneida Savings Bank since 1994 and a Director of Oneida Financial Corp. since its inception in 1998. Mr. White serves on the Executive and Audit Committees. He serves as a director of the Groves and Agnus Hinman Charitable Foundation and is Treasurer and board member of The Hamilton Emerald Foundation. Mr. White is well known throughout Madison County and provides insight in business management and the university business sector.

John A. Wight, M.D. is the founder and managing director of Tri-Valley Family Practice located in Vernon, New York. Dr. Wight has been a Director of Oneida Financial Corp. and Oneida Savings Bank since December 2008. Dr. Wight is a member of the Audit and Human Resource Development Committees. Dr. Wight is a graduate of SUNY Geneseo in Geneseo, New York and SUNY Upstate College of Medicine in Syracuse, New York. Prior to establishing a medical practice in Central New York in 1988 that currently includes nine practicing physicians, Dr. Wight performed family practice residency work at St. Margaret Memorial Hospital in Pittsburgh, Pennsylvania followed by joining a private medical practice in Canastota, New York. He is a member of the American Academy of Family Physicians, Central New York Independent Physicians Association and a board member of VVS Dollars for Scholars. Dr. Wight is the former Chief of Medical Staff at the Oneida Healthcare Center in Oneida, New York. Dr. Wight’s medical practice covers Western Oneida County and much of Madison County. His respect in the medical community and community involvement activities provides significant value to the Board.

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Executive Officers Who Are Not Directors

Thomas H. Dixon has been Executive Vice President of Oneida Financial Corp. since April 2003 and Executive Vice President and Chief Credit Officer of Oneida Savings Bank since January 2003. Prior to that, Mr. Dixon held the position of Senior Vice President-Credit Administration and has been associated with Oneida Savings Bank since January 1996. Mr. Dixon retired as of February 28, 2014.

Board Independence

The Board of Directors has determined that with the exception of Mr. Kallet, Mr. Haskell and Mr. Stickels, each of Oneida Financial Corp.’s directors qualifies as an independent director under the listing requirements for NASDAQ listed companies. The independent directors constitute a majority of the Board of Directors. Each of Mr. Kallet and Mr. Stickels is not considered independent because he is an executive officer of Oneida Financial Corp. Mr. Haskell is not considered independent because he is employed by Bailey & Haskell Associates, Inc., a subsidiary of Oneida Savings Bank.

From time to time, Oneida Savings Bank makes loans to its directors and executive officers and related persons or entities. These loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than normal risk of collectability nor present other unfavorable features. The Board does not believe that originating these loans affects the independence of our board members.

Board Leadership Structure

Oneida Financial Corp. has chosen to separate the principal executive officer and board chair positions in order to provide a higher degree of independence and transparency between the Board and management. This leadership structure of the Board has been in place since the inception of Oneida Financial Corp. The Board believes that this leadership structure is most appropriate given the Board’s and Oneida Financial Corp.’s conservative risk profile and the Board’s role in monitoring Oneida Financial Corp.’s execution of its business plan and the risk elements associated with such execution. The Board monitors Oneida Financial Corp.’s risk by monitoring and measuring certain risk parameters of Oneida Financial Corp., such as interest rate risk, credit risk, liquidity risk and other risks that would have a material impact on Oneida Financial Corp. Reports are provided to the Board from management for review of Oneida Financial Corp.’s activities and execution of its business plan on at least a monthly basis. On at least a quarterly basis, outside reporting for interest rate risk is provided to the appropriate subcommittee of the Board for review and then ultimately to the entire Board. On at least an annual basis, a review of credit risk is performed by an outside party for review by the Board of Directors. Given the independent roles both the Board and management have in monitoring Oneida Financial Corp.’s risk, Oneida Financial Corp. believes that its current leadership structure is well positioned to identify and mitigate risks as they arise.

Ownership Reports by Officers and Directors

The Common Stock of Oneida Financial Corp. is registered with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The officers and directors of Oneida Financial Corp. and beneficial owners of greater than 10% of Oneida Financial Corp.’s Common Stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in Oneida Financial Corp.’s Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of Oneida Financial Corp.’s Common Stock to file a Form 3, 4, or 5 on a timely basis. Based on Oneida Financial Corp.’s review of such ownership reports, it was determined that (i) Patricia D. Caprio failed to file two Form 4s on a timely basis reporting an aggregate of two late transactions; (ii) Thomas H. Dixon failed to file one Form 4 on a timely basis reporting an aggregate of one late transaction; (iii) Michael R. Kallet failed to file one Form 4 on a timely basis reporting an aggregate of one late transaction; (iv) Richard B. Myers failed to file one Form 4 on a timely basis reporting an aggregate of one late transaction; and (v) Ralph L. Stevens failed to file one Form 4 on a timely basis reporting an aggregate of one late transaction. Based on Oneida Financial Corp.’s review of such ownership reports, Oneida Financial Corp. believes that no other officer or director of Oneida Financial Corp. failed to timely file such ownership reports for the fiscal year ended December 31, 2013.

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Evaluation of disclosure controls and procedures

Oneida Financial Corp. has adopted controls and other procedures which are designed to ensure that information required to be disclosed in this Proxy Statement and other reports filed with the Securities and Exchange Commission is recorded, processed, summarized and reported within time periods specified by the Securities and Exchange Commission. Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we evaluated the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the year (the “Evaluation Date”). Based upon that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that, as of the Evaluation Date, our disclosure controls and procedures were effective in timely alerting them to the material information relating to us (or our consolidated subsidiaries) required to be included in this Proxy Statement.

Communications with the Board of Directors

Any stockholder who wishes to contact Oneida Financial Corp.’s Board of Directors or an individual director may do so by writing to: Board of Directors, Oneida Financial Corp., 182 Main Street, Oneida, New York 13421. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or individual director as appropriate, depending on the facts and circumstances outlined in the communications received. The Corporate Secretary may attempt to handle an inquiry directly or forward a communication for response by another employee of Oneida Financial Corp., and the Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

Oneida Financial Corp. has established separate procedures for the submission of complaints regarding accounting, internal accounting controls, or auditing matters, as required by Section 301 of the Sarbanes-Oxley Act of 2002. Such communications may be submitted to the Chairman of the Audit Committee by telephoning (315) 366-3705. Alternatively, such communications may be submitted in writing to the following address: Rodney D. Kent, Chairman of Audit Committee, Oneida Financial Corp., 182 Main Street, Oneida, New York 13421.

Attendance at Annual Meeting of Stockholders

Oneida Financial Corp. does not have a policy regarding director attendance at annual meetings of stockholders. All ten of our directors in office at the time attended the 2013 annual meeting of stockholders.

Code of Ethics

Oneida Financial Corp. has adopted a Code of Ethics that is applicable to the officers, directors and employees of Oneida Financial Corp., including Oneida Financial Corp.’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on Oneida Financial Corp.’s website at www.oneidafinancial.com. Amendments to and waivers from the Code of Ethics will also be disclosed on Oneida Financial Corp.’s website.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The business of Oneida Financial Corp.’s Board of Directors is conducted through meetings and activities of the Board of Directors and its committees. During the year ended December 31, 2013, the Board of Directors of Oneida Financial Corp. held thirteen regular meetings. During the year ended December 31, 2013, no director attended fewer than 90% of the total meetings of the Board of Directors of Oneida Financial Corp. and committees on which such director served. Pursuant to the NASDAQ’s listing requirements, the independent members of the Board of Directors meet from time to time in “executive sessions” without the presence of management. The Board of Directors expects that these meetings occur not less than semi-annually in conjunction with regularly scheduled meetings of the full Board of Directors.

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Executive Committee

The Executive Committee consists of the following six directors of Oneida Financial Corp.: Directors Kent, Caprio, Myers, White, Haskell, and Kallet. The Executive Committee meets as necessary when the Board of Directors is not in session to exercise general control and supervision in all matters pertaining to the interests of Oneida Financial Corp., subject at all times to the direction of the Board of Directors.

Nominating Committee

The Nominating Committee currently consists of Directors Kent, Myers, and Caprio, each of whom is independent pursuant to the NASDAQ’s listing requirements. Oneida Financial Corp.’s Board of Directors has adopted a written charter for the Nominating Committee, which is available on Oneida Financial Corp.’s website at www.oneidafinancial.com. During the year ended December 31, 2013, the Board of Directors, acting as the Nominating Committee, met three times.

The functions of the Nominating Committee include the following:

•	to lead the search for individuals qualified to become members of the Board of Directors and to select director nominees to be presented for stockholder approval;
•	to review and monitor compliance with the requirements for board independence; and
•	to review the committee structure and make recommendations to the Board of Directors regarding committee membership.

The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to Oneida Financial Corp.’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service, or if the Nominating Committee or the Board of Directors decides not to re-nominate a member for re-election, or if the size of the Board of Directors is increased, the Nominating Committee would solicit suggestions for director candidates from all board members. In addition, the Nominating Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The Nominating Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

•	has personal and professional ethics and integrity and whose values are compatible with the values of Oneida Financial Corp.;
•	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;
•	is willing to devote the necessary time to the work of the Board of Directors and its committees, which includes being available for Board of Director and committee meetings;
•	is familiar with the communities in which Oneida Financial Corp. operates and/or is actively engaged in community activities;
•	is involved in other activities or interests that do not create a conflict with his or her responsibilities to Oneida Financial Corp. and its stockholders; and
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•	has the capacity and desire to represent the balanced, best interests of the stockholders of Oneida Financial Corp. as a group, and not primarily a special interest group or constituency.

The Nominating Committee also takes into account whether a candidate satisfies the criteria for “independence” under the NASDAQ corporate governance listing standards and, if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an audit committee financial expert.

Although the Nominating Committee and the Board do not have a formal policy with regard to the consideration of diversity in identifying a director nominee, diversity is considered in the identification process. While attributes such as relevant experience, financial acumen, and formal education are always considered in the identification process, the Nominating Committee and the Board will also evaluate a potential director nominee’s personal character, community involvement, and willingness to serve so that he or she can help further Oneida Financial Corp.’s and Oneida Savings Bank’s role as a community-based financial institution.

Procedures for Stockholder Recommendations for Nomination of Directors. The Nominating Committee has adopted procedures for the submission of director nominees by stockholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating Committee will consider candidates submitted by Oneida Financial Corp.’s stockholders. Stockholders can submit the names of qualified candidates for director by writing to our Corporate Secretary, at 182 Main Street, Oneida, New York 13421. The Corporate Secretary must receive a submission not less than ninety (90) days prior to the date of Oneida Financial Corp.’s proxy materials for the preceding year’s annual meeting. The submission must include the following information:

•	the name and address of the stockholder as they appear on Oneida Financial Corp.’s books, and number of shares of Oneida Financial Corp.’s common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);
•	the name, address and contact information for the candidate, and the number of shares of common stock of Oneida Financial Corp. that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);
•	a statement of the candidate’s business and educational experience;
•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;
•	a statement detailing any relationship between the candidate and Oneida Financial Corp.;
•	a statement, if known, detailing any relationship between the candidate and any customer, supplier or competitor of Oneida Financial Corp.;
•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and
•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a stockholder for presentation at the annual meeting of stockholders must comply with the procedural and informational requirements described in “Other Matters and Advance Notice Procedures.”

The Nominating Committee did not receive any stockholder recommended nominations for inclusion in this proxy statement, pursuant to the procedures set forth in Oneida Financial Corp.’s Bylaws.

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There have been no material changes to these procedures since they were previously disclosed in our proxy statement for the 2013 Annual Meeting of Stockholders.

Audit Committee

The Board of Directors has adopted a written charter for the Audit Committee, which is available on Oneida Financial Corp.’s website at www.oneidafinancial.com. For the year ended December 31, 2013, the Audit Committee consists of Directors Kent, White, Volk and Dr. Wight. On March 11, 2014, Director Maneen was appointed to the Audit Committee. The Audit Committee meets at least quarterly to examine and approve the audit report prepared by the independent registered public accounting firm of Oneida Financial Corp., to review and recommend the independent registered public accounting firm to be engaged by Oneida Financial Corp., to review the internal audit function and internal accounting controls of Oneida Financial Corp., and to review and approve audit policies. In addition, the Audit Committee meets with the independent registered public accounting firm to review the results of the annual audit and other related matters. The Audit Committee also meets twice a year with Oneida Financial Corp.’s independent registered public accounting firm. The Audit Committee met five times during the year ended December 31, 2013.

Each member of the Audit Committee is “independent” as defined in the listing standards for NASDAQ-listed companies and under Rule 10A-3 of the Exchange Act. Each member of the Audit Committee is able to read and understand financial statements, and no member of the Audit Committee has participated in the preparation of the financial statements of Oneida Financial Corp., Oneida Savings Bank, or any of Oneida Savings Bank’s subsidiaries, during the past three years. Directors Kent and Maneen are each deemed by Oneida Financial Corp. to be an “audit committee financial expert.” Directors Kent and Maneen have an understanding of generally accepted auditing principles (GAAP) and have the ability and experience to prepare, audit, evaluate and analyze financial statements which present the breadth and level of complexity of issues that Oneida Financial Corp. reasonably expects to be raised by Oneida Financial Corp.’s financial statements. Director Kent has acquired these attributes through employment as an executive officer of International Wire Group. Director Maneen has acquired these attributes through employment as President and Chief Executive Officer of Griffiss Utility Services Corporation. Directors Kent and Maneen have been directly involved in the supervision and oversight of financial officers and the preparation of financial statements and have some educational experience in accounting and economics.

The Audit Committee reviews and approves all related-party transactions of Oneida Financial Corp. and Oneida Savings Bank, which would be required to be disclosed under applicable Exchange Act rules.

Audit Committee Report

In accordance with rules established by the Securities and Exchange Commission, the Audit Committee has prepared the following report for inclusion in this proxy statement:

As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management and Oneida Financial Corp.’s independent registered public accounting firm, Oneida Financial Corp.’s audited consolidated financial statements for the fiscal year ended December 31, 2013;
•	Discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended;
•	Received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent registered public accounting firm their independence from Oneida Financial Corp.; and
•	Considered the compatibility of non-audit services described above with maintaining auditor independence.

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Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Oneida Financial Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and be filed with the Securities and Exchange Commission. In addition, the Audit Committee approved the appointment of Crowe Horwath LLP as the independent registered public accounting firm of Oneida Financial Corp. for the fiscal year ending December 31, 2014, subject to the ratification of this appointment by Oneida Financial Corp.’s stockholders.

This report has been provided by the Audit Committee:

Rodney D. Kent, Daniel L. Maneen

Frank O. White, Jr., Gerald N. Volk and John A. Wight M.D.

__________________

Compensation Committee

The Compensation Committee currently consists of Directors Caprio (Chair), Kent and Myers. The Compensation Committee has adopted a formal charter which is available on Oneida Financial Corp.’s website at www.oneidafinancial.com. During the year ended December 31, 2013, the Compensation Committee met two times.

The primary purpose of the Compensation Committee is to conduct reviews of our general executive compensation policies and strategies in order to oversee and evaluate our overall compensation structure and programs. Direct responsibilities include, but are not limited to:

•	Evaluating and approving goals and objectives relevant to compensation of the principal executive officer and other executive officers, and evaluating the performance of the executives in light of those goals and objectives;
•	Determining and approving the compensation level for the principal executive officer;
•	Determining and approving compensation levels of other key executive officers; and
•	Recommending to the Board compensation policies for outside directors.

The Compensation Committee approves the compensation paid to the President and Chief Executive Officer, other officers and directors, including both equity and non-equity compensation. The performance of the President and Chief Executive Officer and other officers is reviewed annually by the Compensation Committee. Performance evaluations are generally measured on criteria applicable to the Compensation Committee as a whole and to specific responsibilities of each executive. While strict numerical formulas are not used to evaluate the performance of our executive officers, criteria considered include earnings, return on equity, return on assets, asset quality, capital management, risk management, franchise expansion, corporate governance, expertise and general management skills, and each executive’s contribution to our successful operation. These criteria are evaluated not only on current year performance, but also on the trend of performance over the past several years and within the context of unusual operating and performance issues. Also, taken into consideration are factors outside of the control of management, such as the state of the economy, the interest rate environment, regulatory mandates and competition.

Our executive officers are generally not engaged directly with the Compensation Committee in setting the amount or form of executive officer or director compensation. However, as part of the annual performance review for our executive officers and performance of Oneida Financial Corp., the Compensation Committee considers the President and Chief Executive Officer’s and Executive Vice President and Chief Financial Officer’s perspective on each executive officer’s individual performance (other than the evaluation of their performance) and the performance of Oneida Financial Corp. In addition, the Compensation Committee may delegate to management certain of its duties and responsibilities, including the adoption, amendment, modification or termination of benefit plans. The Compensation Committee also reviews the form and amount of compensation paid to our non-management directors from time to time. Please see “Compensation Discussion and Analysis” for further details regarding the role of executive officers in determining or recommending the amount or form of compensation paid to the Named Executive Officers (as defined therein below).

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The Compensation Committee did not engage a compensation consultant to assist in determining the amount or form of executive and director compensation paid during the year ended December 31, 2013.

Compensation Committee Interlocks and Insider Participation

The Board of Directors of Oneida Savings Bank, meeting in an “executive session” which includes only independent directors, determines the salaries to be paid each year to Oneida Savings Bank’s officers. The Compensation Committee of Oneida Financial Corp., meeting in an “executive session” including only independent directors, determine the base salaries to be paid each year to the Named Executive Officers which includes Michael R. Kallet, our President and Chief Executive Officer, Eric E. Stickels, our Executive Vice President and Chief Financial Officer, and the three other most highly compensated executive officers of Oneida Financial Corp. and its subsidiaries whose compensation exceeded $100,000 during the year ended December 31, 2013 (the “Named Executive Officers”). Mr. Kallet is also a director of Oneida Financial Corp. and Oneida Savings Bank. Mr. Kallet has not in the past, and will not in the future, be present during board deliberations or participate in the Board of Directors’ determination of compensation for the President and Chief Executive Officer.

During the year ended December 31, 2013, (i) no executive served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on Oneida Financial Corp.’s Compensation Committee; (ii) no executive officer of the company served as a director of another entity, one of whose executive officers served on the Compensation Committee of Oneida Financial Corp.; and (iii) no executive officer of the company served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of Oneida Financial Corp.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy. Our compensation philosophy begins with the premise that the success of Oneida Financial Corp. depends, in large part, on the dedication and commitment of the people we place in key management positions, and the incentives we provide such persons to successfully implement our business strategy and other corporate objectives. However, we recognize that Oneida Savings Bank operates in a competitive environment for talent. Therefore, our approach to compensation considers the full range of compensation techniques that enable us to compare favorably with our peers as we seek to attract and retain key personnel.

As a public company, we base our compensation decisions on four basic principles:

•	Meeting the Demands of the Market – Our goal is to compensate our employees at competitive levels that position us as the employer of choice among our peers who provide similar financial services in the markets we serve.
•	Aligning with Shareholders – We use equity compensation as a key component of our compensation mix to develop a culture of ownership among our key personnel and to align their individual financial interests with the interests of our shareholders.
•	Driving Performance – We base compensation in part on the attainment of company-wide and business unit targets that return positive results to our bottom line.
•	Reflecting our Business Philosophy – Our approach to compensation reflects our values and the way we do business in the communities we serve.

This discussion is focused specifically on the compensation of the following executive officers, each of whom is named in the Summary Compensation Table which appears later in this section. These five executives are referred to in this discussion as the “Named Executive Officers.”

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Name	Title
Michael R. Kallet	President and Chief Executive Officer
Eric E. Stickels	Executive Vice President and Chief Financial Officer
Thomas H. Dixon	Executive Vice President and Chief Credit Officer
Pierre J. Morrisseau	President, Bailey & Haskell Associates, Inc.
John F. Catanzarita	Chief Operating Officer, Bailey & Haskell Associates, Inc.

Role of Compensation Committee. The Compensation Committee of Oneida Financial Corp. is responsible for overseeing and making recommendations to the full Board of Directors with respect to the compensation, including benefits, of the Named Executive Officers. The Compensation Committee meets as necessary. One of the responsibilities of the Compensation Committee is to provide, on an annual basis, final approval of the significant components of the total compensation for each Named Executive Officer. In making these determinations, the Compensation Committee considers the executive’s level of job responsibility, the compensation paid by peers for similar levels of responsibility, industry survey data regarding executive compensation, the financial condition and performance of the company, and an assessment of the executive’s individual performance. The Compensation Committee also strongly considers the recommendations of our President and Chief Executive Officer in determining the compensation payable to the other Named Executive Officers. The Board of Directors has ultimate authority to approve the compensation of all Named Executive Officers, including the President and Chief Executive Officer.

Role of Executives in Committee Activities. The executive officers who serve as a resource to the Compensation Committee are the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer. These executives provide the Compensation Committee with input regarding Oneida Savings Bank’s employee compensation philosophy, process, and compensation decisions for employees other than the Named Executive Officers. In addition to providing factual information such as company-wide performance on relevant measures, these executives articulate management’s views on current compensation programs and processes, recommend relevant performance measures to be used for future evaluations, and otherwise supply information to assist the Compensation Committee. The Executive Vice President and Chief Financial Officer may provide information to evaluate the estimated financial impact regarding any proposed changes to the various components of compensation. The President and Chief Executive Officer also provides information about individual performance assessments for the other Named Executive Officers, and expresses to the Compensation Committee his views on the appropriate levels of compensation for the other Named Executive Officers for the ensuing year.

Executives participate in Compensation Committee activities purely in an informational and advisory capacity and have no vote in the Compensation Committee’s decision-making process. The President and Chief Executive Officer and Executive Vice President and Chief Financial Officer do not attend those portions of Compensation Committee meetings during which their performance is evaluated or their compensation is being determined. No executive officer other than the President and Chief Executive Officer attends those portions of Compensation Committee meetings during which the performance of the other Named Executive Officers is evaluated or their compensation is being determined.

Market Comparisons. In determining compensation of the Named Executive Officers, the Compensation Committee will utilize market information that is provided by Human Resources. For the year ended December 31, 2013, our Human Resources Director utilized survey data from the ABA – Pearl Myer & Partners 2012 Bank Compensation Survey Report for the Northeast and New York State. In addition, the Compensation Committee reviews compensation data derived from public filings of similarly situated publicly traded financial institutions. The following peer group was utilized in determining market compensation for our executive officers:

Tompkins Financial Corporation

Community Bank Systems, Inc.

NBT Bancorp, Inc.

Northwest Bancshares, Inc.

Ocean Shore Holding Co.

Evans Bancorp, Inc.

Cape Bancorp, Inc.

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In reviewing the market comparison data, the Compensation Committee will review the other components of the executive compensation (broad based benefits and executive perquisites) but does not necessarily consider changes to those components on an annual basis. Changes to the level or types of benefits within these categories, including considerations relating to the addition or elimination of benefits and plan design changes are made by the Board of Directors of Oneida Savings Bank on an aggregate basis with respect to the group of employees entitled to those benefits and not with reference to a particular Named Executive Officer’s compensation.

Compensation Program. Compensation paid to our Named Executive Officers for 2013 consisted primarily of base salary, annual cash incentive awards, long-term stock based compensation, broad based benefits generally available to all full-time employees and perquisites available only to certain Named Executive Officers. The Compensation Committee seeks to create what it believes is the best mix of base salary, annual cash incentives and long-term stock based compensation in delivering the Named Executive Officer’s total compensation. For each Named Executive Officer, a significant percentage of total compensation is at-risk, meaning that it will generally be earned when Oneida Financial Corp. or the Named Executive Officer is successful in ways that are aligned with and support Oneida Financial Corp’s interest.

The following summarizes each component of compensation payable to the Named Executive Officers and the significant broad-based benefits in which the Named Executive Officers were eligible to participate during 2013:

•	Base Salary
•	A defined contribution 401(k) retirement plan;
•	An employee stock ownership plan;
•	Annual cash incentive;
•	Long-term stock based compensation;
•	Medical coverage;
•	Life insurance; and
•	Pre-tax health and dependent care spending accounts.

In addition, the Named Executive Officers were also entitled to county club memberships. In lieu of a monthly automobile allowance, Mr. Kallet has use of an automobile (including operating expenses) owned by Oneida Savings Bank for business and personal use. Personal use of the automobiles is reported as taxable income to Mr. Kallet. Messrs. Stickels, Dixon, Morrisseau and Catanzarita each receive a monthly car allowance.

Please refer to the “Summary Compensation Table” for compensation information regarding these benefits for 2013. These benefits are aligned with our objective to attract and retain highly qualified management talent for the benefit of all of our stockholders and are considered by the Compensation Committee to be reasonable when compared to industry averages.

The Compensation Committee reviewed 2013 compensation for the Named Executive Officers relative to the competitive market and relative to results delivered on established objectives and performance criteria. The Compensation Committee concluded that the executives’ compensation is consistent with market practice and is reasonable based on performance.

Employment Agreements. In addition to the components of executive compensation described above, Messrs. Kallet, Stickels and Dixon are each parties to employment agreements with Oneida Savings Bank. New employment agreements were entered into effective March 1, 2012. The rationale for entering into new employment agreements with Messrs. Kallet, Stickels and Dixon is to better provide security for the executives and stability among our senior management team. These new agreements replace employment agreements entered into effective November 2010 that had a fixed term of three years that did not automatically renew. The new employment agreements are identical to the original employment agreements, except that the new employment agreements have an initial term of two years that will automatically renew for an additional year on the anniversary date of the effective date of the agreements and each anniversary date thereafter, provided however that the Compensation Committee will conduct an annual comprehensive performance evaluation of each executive for purposes of determining whether to extend the term of the agreements. Mr. Dixon retired on February 28, 2014 and, as a result, his employment agreement was not renewed. Messrs. Morrisseau and Catanzarita are each parties to employment agreements with Bailey & Haskell Associates, Inc., the wholly owned subsidiary of Oneida Savings Bank. See “Executive Compensation—Employment Agreements” and “Executive Compensation – Potential Payments to Named Executive Officers” for a description of these agreements and for information about potential payments to these individuals upon termination of their employment with Oneida Savings Bank. The employment agreements are designed to give Oneida Savings Bank and its subsidiaries the ability to retain the services of the designated executives while reducing, to the extent possible, unnecessary disruptions to Oneida Savings Bank’s operations. The employment agreements provide for salary and bonus payments, as well as additional post-employment benefits, primarily health benefits, under certain conditions, as defined in the employment agreements. The employment agreements were negotiated directly with and recommended for approval by, the Compensation Committee. The Compensation Committee believes such agreements are consistent with industry practices and desirable for retaining executive talent.

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Annual Cash Compensation-Chief Executive Officer. In February 2013, the Compensation Committee recommended, and the Board of Directors approved, the various components of Mr. Kallet’s 2013 annual compensation. Details regarding base salary and annual incentive cash awards are included in the compensation tables following this section.

For 2013, the Compensation Committee established a base salary and a maximum bonus range for Mr. Kallet of approximately $575,000. This target was established based on the recent and anticipated financial performance of Oneida Financial Corp., the estimated value of Mr. Kallet’s services in the marketplace, and the Compensation Committee’s view of Mr. Kallet’s critical role in the future success of Oneida Financial Corp.

After establishing the target value for Mr. Kallet’s overall total cash compensation, the Compensation Committee made detailed determinations for each element of compensation in order to arrive at the desired overall result:

•	Base Salary: The Compensation Committee set Mr. Kallet’s base salary at $400,000 for 2013 representing an increase of 6.7% from his base salary in 2012. The base salary was increased based on the estimated value of Mr. Kallet’s services in the marketplace. At this level, Mr. Kallet’s base salary represented approximately 70% of the target value of his total cash compensation, consistent with the Compensation Committee’s philosophy of emphasizing the at-risk components of total cash compensation for executive officers.
•	Annual Incentive Cash Award: Mr. Kallet’s “target award” for 2013 represented approximately 23% of his total annual cash compensation, and was earned pursuant to the Oneida Financial Corp. Performance Based Compensation Plan.

All Compensation Committee actions taken with respect to Mr. Kallet’s compensation were presented as recommendations for approval by the full Board of Directors. The Compensation Committee’s recommendations regarding Mr. Kallet’s 2013 base salary were approved by the full Board of Directors in February 2013. The Compensation Committee’s recommendations regarding Mr. Kallet’s 2013 annual incentive cash award were approved by the full Board of Directors in April 2013.

Annual Cash Compensation - Other Oneida Savings Bank Named Executive Officers. In February 2013, the Compensation Committee recommended, and the full the Board of Directors approved, the total cash components of annual compensation for the other banking Named Executive Officers of Oneida Savings Bank. Details regarding base salary and annual incentive cash awards made to the Named Executive Officers are included in the compensation tables following this section. The Compensation Committee evaluated the overall level of total cash compensation for each Named Executive Officer (other than the Chief Executive Officer) after considering the recent performance of Oneida Financial Corp. and the role of each Named Executive Officer, the criticality of each Named Executive Officer to the future success of Oneida Financial Corp. in attaining its goals and their experience, contribution and knowledge of our organization.

The target value of the Named Executive Officers’ total cash compensation, as established by the Compensation Committee for 2013, generally followed the same steps as outlined above for the Chief Executive Officer.

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After establishing the target value for each Named Executive Officer’s overall total cash compensation, the Compensation Committee made detailed determinations for each element of total compensation in order to arrive at the desired overall result:

•	Base Salary: The Compensation Committee set Mr. Stickels base salary at $275,000 for 2013, which represented an increase of 10.0% from the base salary in 2012. The base salary was increased from the 2013 level based on the estimated value of Mr. Stickels services in the marketplace. The Compensation Committee set Mr. Dixon’s base salary at $225,000 for 2013 which was consistent with the base salary in 2012 given his retirement effective February 28, 2014. At this level, Messrs. Stickels and Dixon’s base salary represented approximately 70% and 76% of the target value of their total cash compensation respectively, consistent with the Compensation Committee’s philosophy of emphasizing the at-risk components of total cash compensation for executive officers.
•	Annual Incentive Cash Award: Mr. Stickel’s “target award” for 2013 represented approximately 23% of his total annual cash compensation, and was earned pursuant to the Oneida Financial Corp. Performance Based Compensation Plan. Mr. Dixon’s “target award” for 2013 represented approximately 24% of his total annual cash compensation, and was earned pursuant to the Oneida Savings Bank Performance Based Compensation Plan.

For 2013, the Compensation Committee established the target value of each of Messrs. Stickels and Dixon’s base salary and maximum annual incentive cash award at approximately $392,000 and $306,000 respectively.

Annual Cash Compensation- Other Non-Bank Named Executive Officers. In February 2013, the Compensation Committee recommended, and the full the Board of Directors approved, the total cash components of annual compensation for the other non-banking Named Executive Officers. Messrs. Morrisseau and Catanzarita are our non-banking Named Executive Officers. Details regarding base salary and annual incentive cash awards made to the non-banking Named Executive Officers are included in the compensation tables following this section. The Compensation Committee evaluated the overall level of total cash compensation for each non-banking Named Executive Officer after considering the recent performance of Bailey & Haskell Associates, Inc. and the role of each Named Executive Officer, the criticality of each Named Executive Officer to the future success of Oneida Financial Corp. in attaining its goals and their experience, contribution and knowledge of our organization.

After establishing the target value for each Named Executive Officer’s overall total cash compensation, the Compensation Committee made detailed determinations for each element of total compensation in order to arrive at the desired overall result:

•	Base Salary: The Compensation Committee set base salary at $240,000 for 2013 for each of Messrs. Morrisseau and Catanzarita, representing an increase of 6.7% from the base salaries in 2012. At this level, Messrs. Morrisseau’s and Catanzarita’s base salary represented approximately 74% and 78% of the target value of their total cash compensation respectively, consistent with the Compensation Committee’s philosophy of emphasizing the at-risk components of total cash compensation for executive officers.
•	Discretionary Bonus: Mr. Morrisseau’s 2013 discretionary bonus represented approximately 21% of his total annual cash compensation. Mr. Catanzarita’s 2013 discretionary bonus represented approximately 22% of his total annual cash compensation. Both discretionary bonuses were earned based on Bailey & Haskell Associates, Inc.’s 2013 performance.
•	Variable Compensation: Mr. Morrisseau and Mr. Catanzarita are eligible to participate in the Executive Referral Program which entitles them to receive variable compensation in addition to their base salary. The Executive Referral Program allows Messrs. Morrisseau and Catanzarita to receive a portion of annual commissions from direct referrals of new clients to the company. This variable compensation which was paid during 2013 represented approximately 6% of Mr. Morrisseau’s total cash compensation. Mr. Catanzarita did not receive variable compensation payments during 2013.

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Performance Based Compensation Plans. Oneida Financial Corp. and Oneida Savings Bank established the Oneida Financial Corp. Performance Based Compensation Plan (the “Company Performance Plan”) and the Oneida Savings Bank Performance Based Compensation Plan (the “Bank Performance Plan”), respectively. Messrs. Kallet and Stickels are the only participants in the Company Performance Plan. Other eligible officers and exempt employees, including Mr. Dixon, are eligible to participate in the Bank Performance Plan. Messrs. Morrisseau and Catanzarita are not participants in either plan. The Compensation Committee designed the plans in order to link potential payout with our stockholders interests. The performance objectives used to determine payments under the plans are established at the beginning of the year by the Compensation Committee.

For 2013, the primary corporate financial performance objectives for Messrs. Kallet and Stickels were based on Oneida Financial Corp. attaining certain targeted net income growth rates, return on average assets and return on average tangible equity. Performance levels below the targeted level would result in no payment being made. Performance levels exceeding the target by specified percentages may result in increasing payments based on a six tier structure, provided that the total annual incentive awards paid may not exceed 4% of Oneida Financial Corp.’s net income for the fiscal year. The Compensation Committee may, at their discretion, modify the plan from time to time, to negate the effects of certain non-recurring increases or decreases in the net income levels. The performance objectives for Mr. Dixon were related to the overall performance of Oneida Savings Bank based on certain targeted net income growth rates, return on average assets and return on average tangible equity. The performance objectives were designed so that the Named Executive Officer’s interests were aligned with our stockholders.

Non-Equity Discretionary Bonus for Non-Bank Named Executive Officers. The Compensation Committee has the authority to award discretionary bonus payments to Messrs. Morrisseau and Catanzarita. While strict numerical formulas are not used to quantify the bonus payments, the performance objectives used to determine 2013 discretionary bonus payments for each executive were based on performance objectives related to the overall performance of Bailey & Haskell Associates, Inc. with emphasis on increased revenues due to commissions and fees received for providing retail and whole insurance agency and brokerage services and overall performance based on targeted revenue growth and profit margin.

Long-Term Stock-Based Compensation. On May 8, 2012, our stockholders approved the Oneida Financial Corp. 2012 Equity Incentive Plan (“2012 Equity Plan”). Under the 2012 Equity Plan, employees and directors are eligible to receive stock options, restricted stock and restricted stock unit awards. The purpose of the 2012 Equity Plan is to provide employees and directors with additional incentives to promote the growth and performance of Oneida Financial Corp. Given that a majority of the publicly traded financial institutions that we compete with for directors and executive talent offer equity-based compensation, the 2012 Equity Plan gives us the flexibility to attract and retain highly qualified officers and directors by offering a competitive compensation program that is linked to the performance of our common stock. Additionally, the awards made under the 2012 Equity Plan will align the interests of our senior-management employees with our stockholders, which provide an incentive for long-term stockholder value.

For 2013, no awards were granted to the Named Executive Officers under the 2012 Equity Plan. However, for 2012, Messrs. Kallet, Stickels, Dixon, Morrisseau and Catanzarita were granted 25,000, 20,000, 10,000, 10,000 and 10,000 stock option awards, respectively, that vest ratably for five years and have a ten year contract term from the date of grant. In addition, Messrs. Kallet, Stickels, Dixon, Morrisseau and Catanzarita were granted 25,000, 20,000, 10,000, 10,000 and 10,000 restricted stock awards, respectively, that vest ratably over a five year period beginning on the date of grant. Furthermore, Messrs. Kallet, Stickels, Dixon, Morrisseau and Catanzarita were granted 25,000, 20,000, 10,000, 10,000 and 10,000 restricted stock awards, respectively, that vest on July 24, 2015 based on the performance results of Oneida Financial Corp. related to earnings and profitability for the three year period ending on December 31, 2014. In awarding such restricted shares, the Compensation Committee felt strongly that a significant portion of the Named Executive Officers restricted stock awards should be formally tied to the attainment of certain corporate financial targets of Oneida Financial Corp. to more closely align the Named Executive Officer’s interests with the interests of our stockholders.

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See “Executive Compensation—Benefit Plans” for a more detailed description of the 2012 Equity Plan.

Retirement Plans. In addition to the compensation paid to Named Executive Officers as described above, the Named Executive Officers received, along with and on the same terms as other employees, certain life, health and disability benefits and benefits pursuant to our 401(k) plan, employee stock ownership plan (ESOP), and defined benefit plan. All of our Named Executive Officers were eligible to participate in the 401(k) plan during 2013. Messrs. Kallet, Stickels, Dixon, Morrisseau and Catanzarita are 100% vested in each plan. The 401(k) plan provides that an eligible employee may elect to defer his or her salary for retirement up to the Internal Revenue Code Section 402(g) limit (subject to a maximum limitation for 2013 of $17,500; provided, however, that a participant over age 50 may contribute an additional $5,500 to the 401(k) plan), and that we will provide a matching contribution of 100% of the first 4% of the employee’s salary and a matching contribution of 50% of the next 2% of the employee’s salary that is contributed by the employee to the 401(k) plan. These contributions were made in the form of a cash contribution and are invested at the direction of the employee. Compensation taken into account under the Plan cannot exceed $255,000 for 2013. Our Board of Directors may amend or terminate this Plan at any time.

All of our employees who have attained age 21 and have completed 12 months of service during which they have worked at least 1,000 hours are also eligible to participate in our ESOP. The ESOP purchased 157,500 shares of common stock as part of the second step conversion which was funded by a loan from Oneida Financial Corp. for a term of ten years. Loan payments are primarily funded by cash contributions from Oneida Savings Bank. As loan payments are made, shares are committed to be released and allocated to employee accounts at the end of each calendar year. Contributions for 2013 totaled $202,031. The ESOP provides our employees with allocations that consist primarily of our common stock, which is allocated based upon an employee’s compensation in relation to the compensation of all other qualified employees, in the aggregate.

The Retirement Accumulation Plan of Oneida Savings Bank, a non-contributory tax-qualified defined benefit plan utilizing a cash balance plan design (the “Defined Benefit Plan”) has been frozen since June 15, 2004, and as a result no benefits have accrued thereafter.

Tax and Accounting Implications. In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences. To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible. However, to the greatest extent possible, it is our intent to structure our compensation programs in a tax efficient manner.

Risk Management. The Compensation Committee believes that any risks arising from our compensation policies and practices for all of our employees, including our Named Executive Officers, are not reasonably likely to have a material adverse effect on Oneida Financial Corp. or Oneida Savings Bank. In addition, the Compensation Committee believes that the mix and design of the elements of our compensation program will encourage our senior management to act in a manner that is focused on the long-term valuation of Oneida Financial Corp. and Oneida Savings Bank.

The Compensation Committee regularly reviews our compensation program to ensure that controls are in place so that our employees are not presented with opportunities to take unnecessary and excessive risks that could threaten the value of Oneida Financial Corp. and Oneida Savings Bank. With respect to our non-equity bonus compensation program, the Compensation Committee reviews and approves both the company-wide and individual performance objectives that are used to determine the bonus payments made to our employees. The performance objectives selected are customary performance metrics for financial institutions in our peer group.

Finally, our 2012 Equity Plan and ESOP have put more of our common stock into the hands of our employees which will align their interests with those of our stockholders, and in turn should contribute to long-term stockholder value and decrease the likelihood that they would take excessive risks that could threaten the value of their common stock received under each plan.

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Compensation Committee Report

The following is the report of the Compensation Committee with respect to Oneida Financial Corp.’s Compensation Discussion and Analysis for the fiscal year ended December 31, 2013:

The Compensation Committee of Oneida Financial Corp., has reviewed and discussed the section of this proxy statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors of Oneida Financial Corp. that the “Compensation Discussion and Analysis” be included in Oneida Financial Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and the Annual Proxy Statement for the annual meeting of the stockholders to be held on May 6, 2014.

The above report of the Compensation Committee does not constitute “soliciting materials” and should not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference into any other filing of Oneida Financial Corp. under the Securities Act of 1933 or the Securities and Exchange Act of 1934, except to the extent that Oneida Financial Corp. specifically incorporates this report by reference in any of those filings.

This report has been provided by the following directors: Patricia D. Caprio, Rodney D. Kent and Richard B. Myers.

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EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth for the years ended December 31, 2013, 2012 and 2011 certain information as to the total remuneration we paid to our Named Executive Officers.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-equity incentive plan compensation ($)(3)	Change in pension value and non- qualified deferred compensation earnings ($)(4)	All other compensation ($)(5)	Total ($)
Michael R. Kallet,	2013	400,000	—	—	—	146,064	14,184	86,436	646,684
President and Chief	2012	375,000	—	257,500	24,712	133,641	14,252	78,776	883,881
Executive Officer	2011	347,000	—	—	—	157,547	20,244	73,517	598,308

Eric E. Stickels,	2013	275,000	—	—	—	97,376	4,411	42,052	418,839
Executive Vice President	2012	250,000	—	206,000	19,770	88,094	4,432	34,628	602,924
and Chief Financial Officer	2011	225,000	—	—	—	78,774	6,296	31,434	341,504

Thomas H. Dixon,	2013	225,000	—	—	—	72,563	2,258	37,981	337,802
Executive Vice President	2012	225,000	—	103,000	9,885	67,425	2,269	34,526	442,105
and Chief Credit Officer	2011	212,000	—	—	—	78,774	3,223	33,116	327,113

Pierre J. Morrisseau	2013	240,000	67,500	—	—	—	58	63,275	370,833
President	2012	225,000	72,071	103,000	9,885	—	59	86,196	496,211
Bailey & Haskell Associates, Inc.	2011	210,000	63,390	—	—	—	84	40,744	314,218

John F. Catanzarita	2013	240,000	67,500	—	—	—	—	45,253	352,753
Chief Operating Officer	2012	225,000	78,910	103,000	9,885	—	—	41,226	458,021
Bailey & Haskell Associates, Inc.	2011	210,000	49,042	—	—	—	—	37,685	296,727

(1)	The amounts represent the discretionary bonus earned by the Named Executive Officer. See “Compensation Discussion and Analysis-Non-Equity Discretionary Bonus for Non-Bank Named Executive Officers” for further details.
(2)	The amounts for the year 2012 represent the grant date fair value of the stock and option awards granted to the Named Executive Officers under the 2012 Equity Plan. The grant date fair value of the stock and option awards have been computed in accordance with the stock-based compensation accounting rules (FASB ASC Topic 718). Assumptions used in the calculations of these amounts are included in the Annual Report on Form 10-K of Oneida Financial Corp., filed with the SEC on March 20, 2013.
(3)	Represents the annual cash incentives earned based upon financial targets achieved in the specified year for Messrs. Kallet, Stickels and Dixon under the performance based compensation plans. All annual cash incentives earned by the Named Executive Officers were paid in the subsequent calendar year.
(4)	This column represents the change in actuarial present value of the Named Executive Officer’s accumulated benefit under the Defined Benefit Plan.
(5)	The amounts in this column reflect what we paid for, or reimbursed, the applicable Named Executive Officer for the various benefits and perquisites received. A break-down of the various elements of compensation in this column is set forth in the table provided below.

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All Other Compensation
Name	Year	Employer Contributions to 401(k) Plan ($)	ESOP Allocation ($)(1)	Life and Disability Insurance ($)(2)	Dividends On Restricted Stock ($)	Board Fees ($)	Auto Expenses ($)	Club Dues ($)	Variable Compensation ($)(3)	Total All Other Compensation ($)
Michael R. Kallet,	2013	12,750	4,941	11,000	11,400	25,900	12,893	7,552	—	86,436
President and	2012	12,250	5,146	11,000	3,000	26,600	13,410	7,370	—	78,776
Chief Executive Officer	2011	12,250	5,947	11,000	—	23,800	13,410	7,110	—	73,517

Eric E. Stickels,	2013	12,750	4,941	4,942	9,120	600	8,400	1,299	—	42,052
Executive Vice	2012	12,500	5,146	4,942	2,400	—	8,400	1,240	—	34,628
President and Chief	2011	11,053	5,947	4,876	—	—	8,400	1,158	—	31,434
Financial Officer

Thomas H. Dixon,	2013	12,750	4,941	6,031	4,560	—	8,400	1,299	—	37,981
Executive Vice	2012	12,500	5,155	6,031	1,200	—	8,400	1,240	—	34,526
President and Chief	2011	11,010	5,928	6,620	—	—	8,400	1,158	—	33,116
Credit Officer

Pierre J. Morrisseau	2013	12,750	4,941	3,480	4,560	—	14,142	5,206	18,196	63,275
President	2012	12,500	5,155	3,480	1,200	—	14,353	5,206	44,302	86,196
Bailey & Haskell	2011	12,500	5,947	3,480	—	—	13,611	5,206	—	40,744
Associates, Inc.
									—
John F. Catanzarita	2013	11,983	4,941	4,633	4,560	—	11,571	7,565	—	45,253
Chief Operating Officer	2012	11,236	5,155	4,633	1,200	—	11,479	7,523	—	41,226
Bailey & Haskell	2011	10,484	5,577	4,633	—	—	9,510	7,481	—	37,685
Associates, Inc.

(1)	Based on the fair market value of Oneida Financial Corp. common stock on December 31, 2013 of $12.67.
(2)	Represents the cost to Oneida Savings Bank for disability plan agreements and life insurance plans, as well as coverage under a supplemental executive life and disability plan.
(3)	Represents commissions earned by Mr. Morrisseau from direct referrals of new clients to the Bailey & Haskell Associates, Inc.

Employment Agreements

Employment Agreements for Messrs. Kallet, Stickels and Dixon. Oneida Savings Bank and Oneida Financial Corp. have entered into substantially identical employment agreements with Messrs. Kallet, Stickels, and Dixon (referred to below as the “executives” or “executive”). Each employment agreement was originally executed on November 1, 2010 for a three-year term ending on October 31, 2013. New employment agreements were entered into on March 1, 2012 for a two-year term ending on February 28, 2014 (the “Employment Term”). The new employment agreements are identical to the original employment agreements except that the term of the new employment agreements will automatically renew for an additional year on March 1, 2014 and each year thereafter, provided however that the Compensation Committee will conduct an annual comprehensive performance evaluation of each executive for purposes of determining whether to extend the term of the new employment agreements. The original employment agreements had a fixed term for three years that did not automatically renew. The current base salary under the employment agreements is $400,000, $275,000, $225,000 for Messrs. Kallet, Stickels, and Dixon, respectively. Each executive’s base salary will be reviewed annually. In addition to the base salary, each executive will receive all benefits and fringe benefits applicable to executive personnel, and will be entitled to receive supplemental life and long-term disability insurance. Mr. Dixon retired effective February 28, 2014 following completion of the term of his employment agreement.

Each executive will be entitled to severance payments and benefits in the event of termination of employment under specified circumstances, including (i) involuntary termination of employment for reasons other than cause, disability, or retirement, or (ii) resignation during the term of the agreement for “good reason.” “Good reason” is defined as (A) the failure to re-elect the executive to his current position, or a material adverse change in the executive’s position, duties, responsibilities, title or status that would cause the executive’s position to have less responsibility, importance, or scope; (B) a relocation of his principal place of employment by more than 25 miles from Oneida Savings Bank’s principal executive office; (C) a material reduction in the executive’s benefit and perquisites, including the executive’s base salary, except for any reduction that is generally applicable to all officers of Oneida Savings Bank; (D) a liquidation or dissolution of Oneida Savings Bank or Oneida Financial Corp.; or (E) a material breach of the employment agreement by Oneida Savings Bank or Oneida Financial Corp. In the event of the executive’s termination of employment as a result of any of these circumstances, the executive will be entitled to receive a lump sum severance payment within 30 days following his date of termination equal to: (i) the unpaid base salary due for the remaining term of the employment agreement, or for a period of six months, whichever is greater, plus (ii) continued payments related to the executive’s participation in any medical, dental and life insurance benefit plans at the same levels that existed prior to the termination for a period of 18 months following the termination date.

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In the event of the executive’s (i) involuntary termination of employment, for reasons other than cause, death or disability, or (ii) voluntary resignation with “good reason”, in either case within six months prior to, or twelve months after, a change in control of Oneida Savings Bank or Oneida Financial Corp., the executive will be entitled to receive a lump sum severance payment within 30 days following his date of termination equal to 2.99 times the average annual compensation paid to the executive and included as gross income for income tax purposes during the five full calendar years (or if less, executive’s period of employment) immediately preceding the year during which the change in control occurs. In addition, the agreements provide for the executive’s continued participation in any medical, dental and life insurance benefit plans on substantially the same terms in existence at the time of termination for a period of 18 months following the termination date. In the event any severance payments or benefits provided to the executive constitute an “excess parachute payment” as defined in Section 280G of the Code, the severance payments or benefits under each employment agreement will be reduced accordingly to avoid penalties.

The employment agreements provide that for a period of 24 months following termination, each executive agrees not to compete with Oneida Savings Bank and Oneida Financial Corp. in Madison, Oneida, or Onondaga County.

Employment Agreement for Mr. Morrisseau. Mr. Morrisseau has entered into an employment agreement with Bailey & Haskell Associates, Inc., a wholly owned subsidiary of Oneida Savings Bank. The employment agreement was effective on January 1, 2011 and expired on December 31, 2013. An amendment to the employment agreement was entered into effective January 1, 2014 which will expire on December 31, 2014. Prior to the expiration of the Employment Term, the parties may negotiate for renewal or extension of the employment agreement or indicate through written notice at least sixty (60) days prior to expiration an intent not to renew. If the employment agreement is not terminated at the end of the Employment Term, the employment agreement will automatically be extended for an additional 12-month period. Under the employment agreement, Mr. Morrisseau is entitled to a base salary of at least $240,000. In addition to the base salary, Mr. Morrisseau is also entitled to earn variable compensation through participation in the Executive Referral Program, which entitles him to receive 10% of the annual commissions generated through the validated direct referral by Mr. Morrisseau of a new client to the company. In addition to the base salary and variable compensation, Mr. Morrisseau is entitled to participate in retirement plans and other employee and fringe benefits applicable to all personnel. In the event of Mr. Morrisseau’s termination by the company for any reason other than cause, death or disability or voluntary termination for “good reason” within six months prior to, or 12 months following, a change in control (a “change in control termination”), he will be entitled to receive the following:

•	a cash lump sum payment equal to two times his average annual compensation received during the two full calendar years immediately preceding the change in control;
•	a cash bonus payment equal to the estimated amount necessary to pay the premiums of his supplemental life and disability insurance benefits for 12 months; and
•	continued life insurance coverage and non-taxable medical and dental insurance for 12 months.

In the event any severance payments or benefits provided to Mr. Morrisseau constitute an “excess parachute payment” as defined in Section 280G of the Code, the severance payments or benefits under the employment agreement will be reduced accordingly to avoid penalties.

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The employment agreement requires that following Mr. Morrisseau’s termination of employment for any reason (other than a change in control termination), he will not compete with Bailey & Haskell Associates, Inc. in any area located within a 75 mile radius of Syracuse, New York for a period of two years thereafter.

Employment Agreement for Mr. Catanzarita. Mr. Catanzarita has entered into an employment agreement with Benefit Consulting Group, Inc., a wholly owned subsidiary of Oneida Savings Bank. Effective January 1, 2013, Mr. Catanzarita became an employee of Bailey & Haskell Associates, Inc. with the realignment of our segments to better serve our customers. The employment agreement was effective on January 1, 2006 which expired on December 31, 2010 (the “Employment Term”). A new employment agreement was entered into effective January 1, 2011 which will expire on December 31, 2014. Prior to the expiration of the Employment Term, the parties may negotiate for renewal or extension of the employment agreement or indicate through written notice at least sixty (60) days prior to expiration an intent not to renew. If the employment agreement is not terminated at the end of the Employment Term, the employment agreement will automatically be extended for an additional 12-month period. Under the new employment agreement, Mr. Catanzarita is entitled to a base salary of at least $240,000. In addition to the base salary, Mr. Catanzarita is entitled to participate in retirement plans and other employee and fringe benefits applicable to all personnel. Mr. Catanzarita is also entitled to earn variable compensation through participation in the Executive Referral Program, which entitles him to receive 10% of the annual commissions generated through the validated direct referral by Mr. Catanzarita of a new client to the company. In the event of Mr. Catanzarita’s termination by the company for any reason other than cause, death or disability or voluntary termination for “good reason” within six months prior to, or 12 months following, a change in control (a “change in control termination”), he will be entitled to receive the following:

•	a cash lump sum payment equal to two times his average annual compensation received during the two full calendar years immediately preceding the change in control;
•	a cash bonus payment equal to the estimated amount necessary to pay the premiums of his supplemental life and disability insurance benefits for 12 months; and
•	continued life insurance coverage and non-taxable medical and dental insurance for 12 months.

In the event any severance payments or benefits provided to Mr. Catanzartia constitute an “excess parachute payment” as defined in Section 280G of the Code, the severance payments or benefits under the employment agreement will be reduced accordingly to avoid penalties.

The employment agreement requires that following Mr. Catanzarita’s termination of employment for any reason (other than a change in control termination), he will not compete with Bailey & Haskell Associates, Inc. in any area located within a 75 mile radius of Syracuse, New York for a period of two years thereafter.

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Plan-Based Awards. The following table provides information for the year ended December 31, 2013 as to grants of plan-based awards for our Named Executive Officers.

Grants of Plan-Based Awards for the Fiscal Year Ended 2013
Name	Grant date	Estimated future payouts under Non-equity incentive plan awards (1)			Estimated future share payouts under equity incentive plan awards			All other stock awards: number	All other option awards:	Exercise	Grant Date Fair Value of
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	of shares of stock or units (#)	number of securities underlying options (#)	or base price of option awards ($/Sh)	Stock and Option Awards ($)
Michael R. Kallet	1/1/2013	—	146,064	175,277	—	—	—	—	—	—	—
Eric E. Stickels	1/1/2013	—	97,376	116,851	—	—	—	—	—	—	—
Thomas H. Dixon	1/1/2013	—	72,563	81,135	—	—	—	—	—	—	—

(1)	Represents threshold, target and maximum payments achievable under our performance based compensation plans earned based upon financial targets to be achieved during the year ended December 31, 2013.

Benefit Plans

Performance Based Compensation Plans. Oneida Financial Corp. and Oneida Savings Bank established the Company Performance Plan and the Bank Performance Plan, respectively. The purpose of the plans are to provide financial incentives to a select group of executive and other officers who contribute materially to the continued growth, development, and future business success of Oneida Financial Corp. and Oneida Savings Bank. Messrs. Kallet and Stickels are the only participants in the Company Performance Plan. Other eligible officers and exempt employees, including Mr. Dixon, are eligible to participate in the Bank Performance Plan. Messrs. Kallet and Stickels are not participants in the Bank Performance Plan. Messrs. Morrisseau and Catanzarita are not participants in either plan.

The Compensation Committee will determine the executive officers who are eligible to participate in the Company Performance Plan. The participation level of eligible executives will be based on their category as follows: category I is reserved for the President and Chief Executive Officer (which is Mr. Kallet) and category II is reserved for the Executive Vice President and Chief Executive Officer (which is Mr. Stickels). Participants are eligible to receive an annual cash bonus payment based on the satisfaction of specific targets for each performance metric established by the Compensation Committee at the beginning of the fiscal year. For 2013, the Compensation Committee used the following three performance metrics of Oneida Financial Corp.: (1) Return on Average Assets (“ROAA”); (ii) Return on Average Tangible Equity (“ROATE”); and (iii) Net Income Growth Rate.

At the end of the fiscal year, the Compensation Committee will establish a potential bonus award under the Company Performance Plan of up to a fixed percentage of 4% of Oneida Financial Corp.’s net income. For 2013, 33.33%, 33.33%, and 33.34% of the total bonus award was determined based on Oneida Financial Corp.’s satisfaction of certain target performance levels related to ROAA, ROATE, and Net Income Growth Rate, respectively. If a bonus award has been established, the Compensation Committee will allocate 60% of the bonus award to the category I participant and 40% of the bonus award to the category II participant. However, no bonus award will be made if for the fiscal year: (i) the ROATE is less than 5.0%, (ii) the ROAA is less than 0.49%, or (iii) the most recent Regulatory Examination Report does not reflect an acceptable Uniform Composite Rating.

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The Compensation Committee will also determine the officers who are eligible to participate in the Bank Performance Plan. The participation level of eligible officers will be based on their category as follows: category I is reserved for Bank executive officers, category II is reserved for Bank department heads, category III is reserved for other bank officers and category IV is reserved for Bank exempt employees. Participants are eligible to receive an annual cash bonus payment based on the satisfaction of specific targets for each performance metric established by the Compensation Committee at the beginning of the fiscal year. For 2013, the Compensation Committee used the following two performance metrics of Oneida Savings Bank: (1) Return on Average Assets; and (ii) Return on Average Tangible Equity.

At the end of the fiscal year, the Compensation Committee will establish a potential bonus award under the Bank Performance Plan of up to a fixed percentage of 8.5% of Oneida Savings Bank’s net income. For 2013, 50% and 50% of the total bonus award was determined based on Oneida Savings Bank’s satisfaction of certain target performance levels related to ROAA and ROATE, respectively. If a bonus award has been established, the Compensation Committee will allocate the payout levels by category with a threshold, target and maximum percentage of the bonus award to the category participants. The allocated bonus award will be divided among the participants in each category based on the participants’ base salary in comparison to the total base salary of all participants in the category. However, no bonus will be made if for the fiscal year: (i) ROAA is less than 0.50% and (ii) ROATE is less than 5.0%. Mr. Dixon is considered a category I officer.

2012 Equity Plan. On May 8, 2012, our stockholders approved the 2012 Equity Plan to provide employees and directors of Oneida Financial Corp. and its subsidiaries with additional incentives to promote the growth and performance of Oneida Financial Corp. The 2012 Equity Plan is administered by the Compensation Committee. The 2012 Equity Plan initially authorized the issuance of up to 551,250 shares of common stock pursuant to grants of restricted stock awards, restricted stock units, incentive stock options and non-qualified stock options; provided, however, that no more than 157,000 shares may be issued as restricted stock or restricted stock units (the “Restricted Stock Threshold Amount”). However, the Compensation Committee may issue restricted stock awards or restricted stock units that exceed the Restricted Stock Threshold Amount, provided that the total number of shares of common stock that are reserved for issuance under the 2012 Equity Plan as stock options will be reduced by three shares of common stock for each restricted stock award or restricted stock unit that is issued in excess of the Restricted Stock Threshold Amount. Based on the foregoing, the Compensation Committee decided to adjust the awards available under the plan so that it can issue 59,000 restricted stock awards above the Restricted Stock Threshold Amount. As a result, the plan now authorizes the issuance of up to 433,250 shares of common stock, provided, however, that no more than 216,500 shares may be issued as restricted stock or restricted stock units.

The Compensation Committee may determine the type and terms and conditions of the awards under the 2012 Equity Plan, which shall be set forth in an award agreement delivered to each recipient. Awards may be granted in a combination of incentive and non-qualified stock options or restricted stock or restricted stock units, as follows:

(i)	Stock Options. A stock option gives the recipient the right to purchase shares of Oneida Financial Corp. common stock at a specified price for a specified period of time. The exercise price may not be less than the fair market value on the date the stock option is granted. Stock options are either “incentive” stock options or “non-qualified” stock options. Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code. Only employees are eligible to receive incentive stock options.
(ii)	Restricted Stock. A restricted stock award is a grant of common stock of Oneida Financial Corp., subject to vesting requirements, to a recipient for no consideration or minimum consideration as may be required by applicable law. Restricted stock awards are granted in whole shares of common stock and are subject to vesting conditions and other restrictions established by the Compensation Committee as set forth in the 2012 Equity Plan or the award agreement. Unless otherwise determined by the Compensation Committee, the recipient of a restricted stock award may exercise any voting rights with respect to common stock subject to an award and receive dividends and distributions with respect to the common stock.
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(iii)	Restricted Stock Units. Restricted stock units are similar to restricted stock awards in that the value of a restricted stock unit is denominated in shares of stock, however, unlike a restricted stock award, no shares of stock are transferred to the recipient until certain requirements or conditions associated with the award are satisfied.

With respect to restricted stock and restricted stock units, performance measures may be applied to the awards so that they are conditioned on the achievement of one or more performance measures set forth in the 2012 Equity Plan and specified in the recipient’s underlying award agreement. Such shares are referred to as “performance shares.”

On June 24, 2012, the Compensation Committee granted 205,000 stock options, 130,000 restricted stock awards and 85,000 performance shares to certain employees and directors of Oneida Financial Corp. and its subsidiaries. The stock option and restricted stock awards are subject to a vesting schedule of 20% per year over a five year period commencing on June 24, 2013. The performance shares will vest only on the achievement of one or more performance measures in whole or in part, which are predetermined and specified in the recipient’s award agreement. Notwithstanding the foregoing, unless otherwise specified in the recipient’s award agreement, all awards will vest upon death, disability or termination of service following a change in control.

For further information related to the equity awards granted to the Named Executive Officers, please see “Compensation Discussion and Analysis - Long-Term Stock-Based Compensation.”

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Outstanding Equity Awards at Year End. The following table sets forth information with respect to our outstanding equity awards as of December 31, 2013 for our Named Executive Officers.

	Outstanding Equity Awards at Fiscal Year-End
	Option awards				Stock awards
Name	Securities underlying unexercised options exercisable (#)	Securities underlying unexercised options unexercisable (#)(1)	Option exercise price ($)	Option expiration date	Shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(3)	Equity Incentive Plan Awards: Unearned shares, units or other rights that have not vested (#)(2)	Equity Incentive Plan Awards: Market value of unearned shares, units or other rights that have not vested ($)(3)
Michael R. Kallet	5,000	20,000	10.30	7/24/2022	20,000	253,400	25,000	316,750

Eric E. Stickels	4,000	16,000	10.30	7/24/2022	16,000	202,720	20,000	253,400

Thomas H. Dixon (4)	—	—	—	—	—	—	—	—

Pierre J. Morrisseau	2,000	8,000	10.30	7/24/2022	8,000	101,360	10,000	126,700

John F. Catanzarita	2,000	8,000	10.30	7/24/2022	8,000	101,360	10,000	126,700

(1)	Stock options and restricted stock granted July 24, 2012 vest ratably at a rate of 20% per year starting July 24, 2013.
(2)	Performance shares granted July 24, 2012 will vest on July 24, 2015 based on the performance results of Oneida Financial Corp. related to earnings and profitability for the three year period ending on December 31, 2014.
(3)	This amount is based on the fair market value of Oneida Financial Corp. common stock on December 31, 2013 of $12.67.
(4)	Mr. Dixon retired effective February 28, 2014, and options and awards not vested were forfeited.

Options Exercised and Stock Vested. The following table sets forth information with respect to option exercises and common stock awards that have vested during the year ended December 31, 2013 for our Named Executive Officers.

Option Exercises and Stock Vested for the Fiscal Year
	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#) (1)	Value realized on vesting ($) (2)
Michael R. Kallet	—	—	5,000	75,950
Eric E. Stickels	—	—	4,000	60,760
Thomas H. Dixon	—	—	2,000	30,380
Pierre J. Morrisseau	—	—	2,000	30,380
John F. Catanzarita	—	—	2,000	30,380

(1)	The number of shares shown in this column represents the vesting of restricted stock awarded under the Oneida Financial Corp. 2012 Equity Plan as of December 31, 2013.
(2)	Represents value at December 31, 2013, which is based on the fair market value of Oneida Financial Corp. common stock on July 24, 2013 of $15.19.
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Pension Benefits. The following table sets forth information with respect to pension benefits at and for the year ended December 31, 2013 for the Named Executive Officers.

Pension Benefits at and for the Fiscal Year
Name	Plan name	Number of years credited service (#) (2)	Present value of accumulated benefit ($)	Payments during last fiscal year ($)
Michael R. Kallet	Defined Benefit Plan	22	506,679	—
Eric E. Stickels	Defined Benefit Plan	23	157,581	—
Thomas H. Dixon	Defined Benefit Plan	9	80,669	—
Pierre J. Morrisseau	Defined Benefit Plan	1	2,094	—

(1)	The above table represents the value of the executive’s accumulated benefit under the Defined Benefit Plan.
(2)	No years of service have been credited since June 15, 2004, the date on which the Defined Benefit Plan was frozen.

Tax-Qualified Benefit Plans

Defined Benefit Plan. Oneida Savings Bank maintains the Retirement Accumulation Plan of Oneida Savings Bank, a tax-qualified defined benefit plan utilizing a cash balance plan design (the “Defined Benefit Plan”). Employees of Oneida Savings Bank who are 21 or older and have completed one year of employment are eligible to participate in the plan. Each participant has an individual retirement account. For each plan year in which a participant completes one year of service, the participant’s account will be credited with an allocation equal to a percentage of the participant’s compensation, where the percentage is determined based on the number of years of service the participant has with Oneida Savings Bank. As of June 15, 2004, the plan was amended to freeze participation and the accrual of benefits thereunder.

Generally, a participant’s retirement benefit will be payable following the participant’s retirement on or after attaining age 65. However, if a participant terminates employment prior to age 65, he or she will be entitled to receive his or her vested benefit. The participant’s retirement benefit is equal to his or her accrued benefit under the plan, and will be payable in either a lump sum or various forms of life annuities or joint and survivor annuities that are offered under the plan.

401(k) Plan. Oneida Savings Bank maintains the Oneida Savings Bank 401(k) Savings Plan, a tax-qualified defined contribution retirement plan, for all employees who have satisfied the 401(k) plan’s eligibility requirements. All eligible employees can begin participation in the 401(k) plan on the first entry date that coincides with or follows the date the employee has completed one year of service. A participant may contribute up to 100% of his or her compensation to the 401(k) plan, on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code. For 2013, the salary deferral contribution was $17,500, provided, however that a participant over age 50 may contribute an additional $5,500 to the 401(k) plan. In addition to salary deferral contributions, Oneida Savings Bank will make matching contributions equal to 100% of the participant’s salary deferral contributions for the plan year that is not in excess of 4% of the participant’s annual salary, plus 50% of the participant’s salary deferral contributions in excess of 4% of his or her annual salary but not in excess of 6% of the participant’s annual salary. In addition, Oneida Savings Bank may also provide a discretionary employer contribution. A participant is always 100% vested in his or her salary deferral contributions and employer matching contributions. All other employer discretionary contributions vest at a rate of 20% per year, and will be fully vested upon completion of five years of credited service. However, a participant will immediately become 100% vested in any discretionary employer contributions received upon the participant’s death, disability, or attainment of age 65 while employed with Oneida Savings Bank. Generally, unless the participant elects otherwise, the participant’s benefit under the 401(k) plan will be payable in the form of a lump sum payment by no later than the last day of the plan year immediately following the participant’s date of termination.

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Each participant has an individual account under the 401(k) plan and may direct the investment of his or her account among a variety of investment options or vehicles available, including the Oneida Financial Corp. Employer Stock Fund, which allows participates to invest in the common stock of Oneida Financial Corp.

Employee Stock Ownership Plan (ESOP). Oneida Savings Bank maintains the Oneida Savings Bank Employee Stock Ownership Plan for eligible employees. Employees who are at least 21 years old with at least one year of service are eligible to participate in the plan. The plan borrowed funds from us and used those funds to purchase 157,500 shares of common stock for the plan in connection with our 2010 stock offering. The loan will be repaid principally through Oneida Savings Bank’s contribution to the plan and dividends payable on the common stock held by the plan over the 10-year term of the loan. The interest rate for the loan is an adjustable-rate equal to the prime rate, as published in The Wall Street Journal, as of the first business day of each calendar year during the term of the loan.

The trustee will hold the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released to the participants’ accounts as the loan is repaid. Shares released from the unallocated suspense account will be allocated to each eligible participant’s plan account based on the ratio of each participant’s compensation to the total compensation of all eligible participants. Vested benefits will be payable generally upon the participants’ termination of employment, and will be paid in the form of common stock, or to the extent participants’ accounts contain cash, benefits will be paid in cash. However, participants have the right to elect to receive their benefits entirely in the form of cash or common stock, or a combination of both.

Under applicable accounting requirements, Oneida Savings Bank will record compensation expense for the employee stock ownership plan at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts. The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in our earnings.

The plan permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts. The trustee votes allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

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Potential Payments to Named Executive Officers

The following table sets forth estimates of the amounts that would be payable to the Named Executive Officers upon the executive’s retirement, termination without cause, termination following a change in control, disability or death, if such termination was effective as of December 31, 2013. The table does not include vested or accrued benefits under tax-qualified benefit plans that are disclosed elsewhere in the proxy statement. The actual amounts to be paid upon any future termination can only be determined at the time of such actual separation.

	Mr. Kallet	Mr. Stickels	Mr. Dixon (8)	Mr. Morrisseau	Mr. Catanzarita
Discharge without Cause or Resignation with Good Reason – No Change in Control
Cash Wages (1)	$495,833	$379,167	$—	$—	$—
Life, Health and Welfare Benefits (2)	$32,146	$23,088	$—	$—	$—
Unvested restricted stock (9)	$—	$—	$—	$—	$—
Unvested stock options (11)	$—	$—	$—	$—	$—
Total	$527,979	$402,255	$—	$—	$—
Discharge without Cause or Resignation with Good Reason –Change in Control
Cash Wages (1)	$1,270,750	$971,750	$—	$490,000	$490,000
Life, Health and Welfare Benefits (2)	$32,146	$23,088	$—	$—	$—
Unvested restricted stock (9)	$570,150	$456,120	$—	$228,060	$228,060
Unvested stock options (10)	$—	$—	$—	$—	$—
Total (3)	$1,873,046	$1,450,958	$—	$718,060	$718,060
Disability
Cash Wages (4)	$—	$—	$—	$—	$—
Life, Health and Welfare Benefits (5)	$248,520	$1,103,250	$—	$680,000	$344,000
Unvested restricted stock (9)	$570,150	$456,120	$—	$228,060	$228,060
Unvested stock options (10)	$—	$—	$—	$—	$—
Total	$818,670	$1,559,370	$—	$908,060	$572,060
Death
Cash Wages (6)	$104,795	$80,137	$—	$—	$—
Life, Health and Welfare Benefits (7)	$1,116,750	$716,950	$—	$750,000	$750,000
Unvested restricted stock (9)	$570,150	$456,120	$—	$228,060	$228,060
Unvested stock options (10)	$—	$—	$—	$—	$—
Total	$1,791,695	$1,253,207	$—	$978,060	$978,060
Retirement
Cash Wages	$—	$—	$—	$—	$—
Life, Health and Welfare Benefits	$—	$—	$—	$—	$—
Unvested restricted stock (9)	$—	$—	$—	$—	$—
Unvested stock options (11)	$—	$—	$—	$—	$—
Total	$—	$—	$—	$—	$—

(1)	Reflects the cash severance payment as stipulated in each Named Executive Officer’s employment agreement.
(2)	Reflects the cost of continued life insurance coverage, non-taxable medical and dental insurance coverage, as outlined in each Named Executive Officer’s employment agreement. For Messrs. Morrisseau and Catanzarita, the amount also reflects the cost of their continued supplemental life and disability insurance benefits for one year. With respect to Messrs. Kallet and Stickels, the calculation assumes their existing employment agreements were in effect as of December 31, 2013.
(3)	In the event the total payment includes an “excess parachute payment” as defined under Section 280G of the Internal Revenue Code, the total payment would be reduced in order to avoid having an excess parachute payment.
(4)	Oneida Savings Bank will be obligated to pay the base salary of Messrs. Kallet, Stickels, Morrisseau and Catanzarita for 26 weeks, 26 weeks, 90 days and 90 days, respectively. However, the base salary will be reduced by any benefits received by the executive under any disability insurance policy or arrangement maintained by Oneida Savings Bank.
(5)	Reflects the benefits received under the Named Executive Officer’s supplemental disability insurance policy. Messrs. Kallet, Stickels, Morrisseau and Catanzarita are entitled to receive a monthly disability benefit equal to $13,080, $7,355, $4,000 and $4,000, respectively, which is payable until they reach age 65.
(6)	Reflects the base salary and payments related to benefit plans that would have otherwise been due for 90 days following the executive’s death.

(footnotes continued on next page)

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(footnotes continued from previous page)

(7)	Reflects benefit received under the Named Executive Officer’s supplemental life insurance policy, and also the life insurance policy provided by Oneida Savings Bank to all of its employees. Messrs. Kallet, Stickels, Morrisseau and Catanzarita are each entitled to receive an additional $250,000 (which is not reflected in the table above) in the event that their death is considered accidental.
(8)	Mr. Dixon retired effective February 28, 2014 and therefore is not entitled to any of the potential payments listed.
(9)	Represents reward and performance shares whose value is based on the fair market value of Oneida Financial Corp. common stock on December 31, 2013 of $12.67 considering all performance shares awarded vested.
(10)	Unvested stock options immediately vest upon discharge without cause or resignation with good reason in a change of control, disability and death. As of December 31, 2013, Messrs. Kallet, Stickels, Morrisseau and Catanzarita had unvested stock options that would become immediately vested in these circumstances of 20,000, 16,000, 8,000 and 8,000, respectively. The exercise price for the shares is $10.30.
(11)	Upon discharge without cause or resignation with good reason without a change of control and retirement, unvested stock options do not vest and are forfeited.

Directors’ Compensation

Directors’ Summary Compensation Table. Set forth below is summary compensation for the year ended December 31, 2013 for each of our directors.

Director Compensation
Name	Fees earned or paid in cash ($) (1)	Stock awards ($)(2)	Option awards ($)(2)	All other compensation ($)(3)	Total ($)

Patricia D. Caprio	38,700	—	—	2,280	40,980
John E. Haskell	29,300	—	—	—	29,300
Rodney D. Kent	40,800	—	—	2,280	43,080
Daniel L. Maneen	600	—	—	—	600
Richard B. Myers	32,900	—	—	2,280	35,180
Nancy E. Ryan	23,300	—	—	2,280	25,580
Ralph L. Stevens, M.D.	25,500	—	—	2,280	27,780
Gerald N. Volk	26,100	—	—	2,280	28,380
Frank O. White, Jr.	30,500	—	—	2,280	32,780
John A. Wight, M.D.	23,300	—	—	2,280	25,580

(1)	Represents board stipend plus meeting fees paid when the director attends a board or committee meeting.
(2)	Each director with the exception of Daniel L. Maneen had 4,000 unvested shares of restricted stock as of December 31, 2013. Directors Caprio, Haskell, Kent, Ryan, White, Jr. and Wight each had 5,000 outstanding stock options to purchase common stock of which 1,000 were exercisable as of December 31, 2013. Directors Myers, Stevens and Volk each had 4,000 outstanding stock options to purchase common stock of which there were no options exercisable as of December 31, 2013. Daniel L. Maneen did not have any unvested shares of restricted stock or outstanding stock options as of December 31, 2013.
(3)	Represents the dollar value of the dividends paid on the unvested restricted stock awards.

Board Fees

Independent Directors of Oneida Financial Corp. receive an annual retainer of $5,000 per year. Directors of Oneida Savings Bank receive an annual retainer of $7,500 and a fee of $600 for each Oneida Savings Bank Board of Directors meeting attended. Directors receive $600 for each committee meeting attended. The Chairman of the Board receives an additional $5,000 annual retainer per year. The Chairman of the Audit Committee receives an annual retainer of $5,000 per year. Each committee chair receives an additional $100 for every committee meeting attended. Oneida Savings Bank paid a total of $274,433 in director fees during the year ending December 31, 2013.

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Director Plans

Members of the Board of Directors are eligible to participate in the 2012 Equity Plan. Please the description of the 2012 Equity Plan set forth under “Benefit Plans” for further details.

Transactions With Certain Related Persons

All transactions between Oneida Financial Corp. and its executive officers, directors, holders of 10% or more of the shares of its Common Stock and affiliates thereof, are on terms no less favorable to Oneida Financial Corp. than could have been obtained by it in arm’s-length negotiations with unaffiliated persons. Such transactions must be approved by a majority of independent outside directors of Oneida Financial Corp. not having any interest in the transaction.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to Oneida Financial Corp. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to Oneida Savings Bank’s directors and officers are made in conformity with the Federal Reserve Act and applicable regulations. These loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and neither involve more than normal risk of collectability nor present other unfavorable features.

Pursuant to the Audit Committee Charter, the Audit Committee oversees transactions with related persons and reviews such transactions for potential conflicts of interest on an on-going basis. Our Conflict of Interest Policy and Code of Conduct requires that our executive officers and directors disclose any existing and emerging conflicts of interest. In addition, the Board of Directors reviews all loans made to directors and executive officers. Other than as described above, we do not maintain a written policy with respect to related party transactions.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES SET FORTH IN THIS PROXY STATEMENT TO THE BOARD OF DIRECTORS.

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PROPOSAL II—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The audit committee of Oneida Financial Corp. has approved the appointment of Crowe Horwath LLP to be Oneida Financial Corp.’s independent registered public accounting firm for the fiscal year ending December 31, 2014, subject to the ratification of the appointment by Oneida Financial Corp.’s stockholders. At the Annual Meeting, stockholders will consider and vote on the ratification of the appointment of Crowe Horwath LLP for Oneida Financial Corp.’s fiscal year ending December 31, 2014. A representative of Crowe Horwath LLP is expected to attend the Meeting to respond to appropriate questions and to make a statement if he so desires.

The following table sets forth the aggregate fees billed to us (or the Bank) for the years ended December 31, 2013 and 2012 by Crowe Horwath LLP:

	2013	2012

Audit Fees	$191,800	$185,000
Audit Related Fees	62,850	61,000
Tax Fees	29,800	34,850
All Other Fees	—	6,453
	$284,450	$287,303

Audit Fees. During the past two years, the aggregate fees billed for professional services rendered by Crowe Horwath LLP for the audit of Oneida Financial Corp.’s annual financial statements and for the review of Oneida Financial Corp.’s Forms 10-Q were $191,800 for 2013 and $185,000 for 2012.

Audit-Related Fees. During the past two years, the aggregate fees billed for professional services by Crowe Horwath LLP that are not directly related to the preparation of the annual audit but reasonably related to the performance of the audit were $62,850 for 2013 and $61,000 for 2012. Services performed included audits of the Company’s various benefit plans.

Tax Fees. During the past two fiscal years, the aggregate fees billed for professional services by Crowe Horwath LLP for tax services were $29,800 for 2013 and $34,850 for 2012.

All Other Fees. During the past two fiscal years the fees were billed for professional services rendered to Oneida Financial Corp. by Crowe Horwath LLP for service other than those listed above were $0 for 2013 and $6,453 for 2012.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The audit committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The audit committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All of the tax fees and other fees paid in 2012 and 2013 were approved by the audit committee.

In order to ratify the selection of Crowe Horwath LLP as the independent registered public accounting firm for the 2014 fiscal year, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification.

The Board of Directors recommends a vote “FOR” the ratification of Crowe Horwath LLP as independent registered public accounting firm for the 2014 fiscal year.

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PROPOSAL III— Advisory (Non-Binding) Vote on EXECUTIVE COMPENSATION

At our 2013 Annual Meeting, we provided stockholders with the opportunity to vote on an advisory (non-binding) basis as to the frequency that stockholders would vote on a “say-on-pay” proposal, which gives stockholders the opportunity to endorse or not endorse our executive pay program. In light of the vote of stockholders at our 2013 Annual Meeting, we determined to hold the “say-on-pay” vote on an annual basis until the next frequency vote, which will occur no later than our 2019 annual meeting of stockholders. Accordingly, stockholders are being given the opportunity to vote on an advisory (non-binding) resolution at the Annual Meeting to approve the compensation of our “Named Executive Officers,” as described in this proxy statement under “Compensation Discussion and Analysis” and the compensation tables and narrative disclosure.

The purpose of our compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to the Company’s long-term success and enhancement of stockholder value. The Board of Directors believes the Company’s compensation policies and procedures achieve this objective, and therefore recommend stockholders vote “FOR” the proposal. Specifically, stockholders are being asked to approve the following:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our stockholders and encourage all stockholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.

The Board of Directors recommends that you vote “FOR” the resolution set forth in Proposal III.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at Oneida Financial Corp.’s executive office, 182 Main Street, Oneida, New York 13421, no later than November 26, 2014. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT THE ANNUAL MEETING

Our Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, our Secretary must receive written notice not earlier than the 90th day nor later than the 80th day prior to date of the annual meeting; provided, however, that in the event that less than 90 days’ notice or prior public disclosure of the date of the annual meeting is provided to stockholders, then, to be timely, notice by the stockholder must be so received not later than the tenth day following the day on which public announcement of the date of such meeting is first made.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on Oneida Financial Corp.’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of Oneida Financial Corp. which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

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The notice with respect to director nominations must include (i) as to each individual whom the stockholder proposes to nominate for election as a director, (A) all information relating to such person that would indicate such person’s qualification under Article 2, Section 12 of our Bylaws, including an affidavit that such person would not be disqualified under the provisions of Article 2, Section 12 of the Bylaws and (B) all other information relating to such individual that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; and (ii) as to the stockholder giving the notice, (A) the name and address of such stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class or series and number of shares of capital stock of Oneida Financial Corp. which are owned beneficially or of record by such stockholder and such beneficial owner; (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

Nothing in this Proxy Statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

The 2015 Annual Meeting of Stockholders is expected to be held May 5, 2015. Accordingly, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be received by our Secretary no earlier than February 4, 2015 and no later than February 14, 2015. If notice is received prior to February 4, 2015 or after February 14, 2015, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment. The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Securities Exchange Act of 1934.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by Oneida Financial Corp. Oneida Financial Corp. will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of Oneida Financial Corp. may solicit proxies personally or by telephone without additional compensation.

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Annual Report to Stockholders

Our Annual Report to Stockholders for the year ended December 31, 2013, has been made available to stockholders concurrently with this Proxy Statement, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy solicitation materials. If you would like a copy of the Annual Report to Stockholders or a copy of our Form 10-K that has been filed with the SEC, including financial statements and schedules, please write to Eric E. Stickels, Executive Vice President, Oneida Financial Corp., 182 Main Street, Oneida, New York 13421, and we will send copies of each to you free of charge. The exhibits to the Form 10-K will be furnished for a fee that is reasonably related to our cost of furnishing such items. You may also make such a request by email to fulfillment@rtco.com and by inserting your Shareholder Control Number in the subject line.

Proxy Statements for Stockholders Sharing the Same Household Mailing Address

If stockholders residing at the same household mailing address and currently receiving multiple copies of our communications but would like to receive only one in the future, please send written notice to The Registrar and Transfer Company at the below address. In the written notice please indicate the names of all accounts in your household and The Registrar and Transfer Company will forward the appropriate forms for completion.

The Registrar and Transfer Company

10 Commerce Drive

Cranford, New Jersey 07016-3506

Any stockholders participating in the householding program will, however, continue to receive a separate notice card or voting instruction card for each account.

A COPY OF ONEIDA FINANCIAL CORP.’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013 IS AVAILABLE FOR REVIEW ON OUR WEBSITE AT www.oneidafinancial.com AND WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO ERIC E. STICKELS, SECRETARY, ONEIDA FINANCIAL CORP., 182 MAIN STREET, ONEIDA, NEW YORK 13421, OR CALL (315) 363-2000.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Eric E. Stickels
Eric E. Stickels
Secretary

Oneida, New York

March 25, 2014

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REVOCABLE PROXY

ONEIDA FINANCIAL CORP.

ANNUAL MEETING OF STOCKHOLDERS

May 6, 2014

The undersigned hereby appoints the official proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of Oneida Financial Corp. which the undersigned is entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at the Greater Oneida Civic Center, 159 Main Street, Oneida, New York on May 6, 2014, at 4:00 p.m. Eastern time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

1.

The election as director of all nominees listed below:

To serve for a three-year term

Rodney D. Kent

Daniel L. Maneen

Richard B. Myers

Eric E. Stickels

Gerald N. Volk

INSTRUCTION: To withhold your vote for one or more nominees, mark “For All Except” and write the name(s) of the nominee(s) on the line(s) below.

		FOR ☐	WITHHELD ☐	FOR ALL EXCEPT ☐
2.	The ratification of the appointment of Crowe Horwath LLP as Oneida Financial Corp.’s independent registered public accounting firm for the fiscal year ending December 31, 2014.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	An advisory (non-binding) resolution to approve the Company’s executive compensation as described in the Proxy Statement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board of Directors recommends a vote “FOR” each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of Oneida Financial Corp. at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Oneida Financial Corp. at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from Oneida Financial Corp. prior to the execution of this proxy of notice of the Annual Meeting of Stockholders and a Proxy Statement dated March 25, 2014.

Dated:	☐ Check Box if You Plan to Attend Annual Meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Important Notice Regarding the Availability of Proxy Materials

The Company’s Proxy Statement, including the Notice of the Annual Meeting of Stockholders, and the 2013 Annual Report to Stockholders are each available on the internet at www.cfpproxy.com/6857.

Please complete and date this proxy and return it promptly

in the enclosed postage-prepaid envelope.